UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OMNIVISION TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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OMNIVISION TECHNOLOGIES, INC.

4275 Burton Drive

Santa Clara, California 95054

August 10, 2009

To our Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of OmniVision Technologies, Inc., or the 2009 Annual Meeting, which will be held at our principal executive offices located at 4275 Burton Drive, Santa Clara, California 95054, on Thursday, September 24, 2009, at 10:00 a.m. local time.

We describe in detail the actions we expect to take at our 2009 Annual Meeting in the attached Notice of 2009 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented and voted at the meeting.  You can vote your shares via the Internet, by telephone, by requesting a paper proxy card to complete and return by mail or by attending the meeting and voting in person.  Voting instructions for each of these voting methods are included in the accompanying proxy statement.  See “How do I vote?” in the proxy statement for more details.  You can revoke a proxy at any time prior to its exercise at the 2009 Annual Meeting by following the instructions in the proxy statement.  You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the Annual Meeting.  Any stockholder of record attending the Annual Meeting may vote in person even if he or she has returned a proxy.

You may receive an additional copy of our Annual Report on Form 10-K or a copy of the exhibits to our Annual Report on Form 10-K without charge by sending a written request to our Vice President of Legal and General Counsel at the address above.

We look forward to seeing you at the 2009 Annual Meeting.

Sincerely,

For the Board of Directors of
OMNIVISION TECHNOLOGIES, INC.

Shaw Hong
President, Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET OR REQUEST A PAPER PROXY CARD TO COMPLETE AND RETURN BY MAIL

OMNIVISION TECHNOLOGIES, INC.

4275 Burton Drive

Santa Clara, California 95054

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. local time on Thursday, September 24, 2009.

PLACE	4275 Burton Drive, Santa Clara, California 95054.

ITEMS OF BUSINESS	(1) To elect two Class III directors to serve until the expiration of their respective three (3) year term or until their successors are duly elected and qualified.

(2) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2010.

(3) To approve the 2009 Employee Stock Purchase Plan and reserve 2,500,000 shares for purchase by our eligible employees.

(4) To approve the stock option exchange program for employees and to make certain changes to the Company’s 2007 Equity Incentive Plan.

(5) To approve the stock option exchange program for named executive officers.

(6) To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on July 27, 2009.

INTERNET AVAILABILITY

Pursuant to the new rules promulgated by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet.  Accordingly, the Company will mail, on or about August 12, 2009, a Notice of Internet Availability of Proxy Materials to its stockholders of record and beneficial owners at the close of business on July 27, 2009.  On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials.  These proxy materials will be available free of charge.

The Notice of Internet Availability of Proxy Materials will identify the website where the proxy materials will be made available; the date, the time and location of our 2009 Annual Meeting of Stockholders; the matters to be acted upon at the meeting and the board of directors’ recommendations with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the proxy statement; our 2009 Annual Report to Stockholders and a form of proxy relating to our 2009 Annual Meeting of Stockholders and all of our future stockholders’ meetings; information on how to access the form of proxy; and information on how to obtain directions to attend the meeting and vote in person.

PROXY VOTING

It is important that your shares be represented and voted at the meeting.  You can vote your shares via the Internet, by telephone, by requesting a paper proxy card to complete and return by mail or by attending the meeting and voting in person.  Voting instructions for each of these voting methods are included in the accompanying proxy statement.  You can revoke a proxy at any time prior to its exercise at the 2009 Annual Meeting by following the instructions in the proxy statement.

Y. Vicky Chou
Vice President of Legal and General Counsel

Page

General Information	1
How do I vote?	1
Who is soliciting my vote?	2
What is the purpose of the 2009 Annual Meeting or what proposals will be voted on at the 2009 Annual Meeting?	2
What are the board of directors’ recommendations?	3
Who is entitled to vote at the 2009 Annual Meeting?	3
How many votes do I have?	3
What is the difference between holding shares as a stockholder of record and beneficial owner?	3
How many votes can be cast by all stockholders?	4
How many votes must be present to hold the 2009 Annual Meeting (what constitutes a quorum)?	4
How many votes are required to elect the Class III directors and adopt the other proposals?	4
What if I don’t vote for all of the items listed on my proxy?	4
What is a “broker non-vote”?	5
Can I change or revoke my vote after I submit a proxy?	5
What does it mean if I receive more than one proxy?	5
Who can attend the 2009 Annual Meeting?	5
Who will bear the cost of soliciting votes for the 2009 Annual Meeting?	5
Is a list of stockholders available?	6
What if multiple stockholders share the same address?	6
Is there any information that I should know about future meetings (what is the deadline for receipt of stockholder proposals for the 2010 Annual Meeting)?	6
Can I nominate director candidates?	6
How can I communicate with the independent directors?	7
How do I find out the voting results?	7
Who will count the vote?	7
What if I have questions about lost stock certificates or I need to change my mailing address?	7
Other Matters	7

Proposal One — Election of Class III Directors	7
General	7
Nominees	8
Vote Required and Board Recommendation	9

Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm	10
Fees to PricewaterhouseCoopers LLP for Fiscal 2008 and 2009	10
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	10
Vote Required and Board Recommendation	11

Proposal Three — Approval of the 2009 Employee Stock Purchase Plan	12
Summary of the 2009 Employee Stock Purchase Plan	12
New Plan Benefits	14
Certain Federal Income Tax Information	15
Vote Required and Board Recommendation	15

Proposal Four and Five— Approval of The Stock Option Exchange Program for Employees, and for Named Executive Officers	16
Vote Required and Board Recommendation for Proposal Four	31
Vote Required and Board Recommendation for Proposal Five	32

Corporate Governance	32
Board and Committee Meetings	32
Committees of the Board	32

i

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OMNIVISION TECHNOLOGIES, INC.

PROXY STATEMENT FOR THE
2009 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

We are providing these proxy materials in connection with our 2009 Annual Meeting of Stockholders.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2009 Annual Meeting.  Please read it carefully.

In accordance with rules and regulations recently adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials.  Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials.  The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials or you would like to receive our future proxy materials electronically by e-mail, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment.  If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

The Company expects to mail the Notice of Internet Availability of Proxy Materials on or about August 12, 2009 to all stockholders entitled to vote at the meeting.  On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the Company’s proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials.  These proxy materials will be free of charge.

Q:    How do I vote?

A:            Your vote is important.  Stockholders may vote by proxy.  The Company is offering stockholders of record four (4) methods of voting:

Voting via Internet—Specific instructions on how to vote via the Internet are included in the Notice of Internet Availability of Proxy Materials.

Voting by Telephone—Specific instructions on how to vote via the telephone are included in the Notice of Internet Availability of Proxy Materials.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. (EDT) on September 23, 2009.

Voting by Mail—You may request a proxy card from Broadridge Financial Solutions, Inc., or Broadridge, and indicate your vote by completing, signing and dating the proxy card where indicated and by returning it in the prepaid envelope that will be included with the proxy card.

Your shares will be voted in accordance with the instructions you indicate on the proxy card.  If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•      for the election of the nominees for director identified in Proposal One;

•      for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2010, as identified in Proposal Two;

•      for the approval of the 2009 Employee Stock Purchase Plan identified in Proposal Three;

•      for the approval of the stock option exchange program for our employees and to make certain changes to the Company’s 2007 Equity Incentive Plan identified in Proposal Four;

•      for the approval of the stock option exchange program for named executive officers identified in Proposal Five; and

•      for or against other matters that come before the 2009 Annual Meeting, as the proxy holders deem advisable.

Voting in Person at the Meeting—If you plan to attend the 2009 Annual Meeting and vote in person, we will provide you with a ballot at the meeting.  If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting.  If you choose to do so, please bring your Notice of Internet Availability of Proxy Materials or proof of identification.  However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the 2009 Annual Meeting.  You should allow yourself enough time prior to the 2009 Annual Meeting to obtain this proxy from the holder of record.

Even if you plan to attend the Annual Meeting, we recommend that you submit your vote as described in the Notice of Internet Availability of Proxy Materials, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Street Name (Beneficial) Stockholders:  If your shares are held by a broker, bank or other nominee, you must follow the instructions on the form you receive from your broker, bank or other nominee in order for your shares to be voted.  Please follow their instructions carefully.

Q:    Who is soliciting my vote?

A:    The enclosed proxy is solicited on behalf of the board of directors of OmniVision Technologies, Inc. (“OmniVision” or the “Company”) for use at our 2009 Annual Meeting and at any adjournment(s) or postponement of the meeting.

Q:    What is the purpose of the 2009 Annual Meeting or what proposals will be voted on at the 2009 Annual Meeting?

A:    You will be voting on:

•      Election of two Class III directors;

•      Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2010;

•      Approval of the 2009 Employee Stock Purchase Plan and reservation of 2,500,000 shares for purchase by our eligible employees;

•      Approval of the stock option exchange program for employees and to make certain changes to the Company’s 2007 Equity Incentive Plan;

•      Approval of the stock option exchange program for named executive officers; and

•      Any other business that may properly come before the 2009 Annual Meeting.

Q:    What are the board of directors’ recommendations?

A:    The board recommends a vote:

•      for the election of the nominees for director identified in Proposal One;

•      for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2010;

•      for the approval of the 2009 Employee Stock Purchase Plan and reservation of 2,500,000 shares for purchase by our eligible employees;

•      for the approval of the stock option exchange program for employees and to make certain changes to the Company’s 2007 Equity Incentive Plan;

•      for the approval of the stock option exchange program for named executive officers; and

•      for or against other matters that come before the 2009 Annual Meeting, as the proxy holders deem advisable.

Q:    Who is entitled to vote at the 2009 Annual Meeting?

A:    Only stockholders of record who owned OmniVision common stock at the close of business on July 27, 2009, the record date for the 2009 Annual Meeting, are entitled to receive notice of, and to participate in, the 2009 Annual Meeting.  If you were a stockholder of record on that date, you will be entitled to vote all of the shares of OmniVision common stock that you held on the record date at the 2009 Annual Meeting, or any postponements or adjournment(s) of the 2009 Annual Meeting.  As of the record date, 50,680,661 shares of our common stock were issued and outstanding, which were held by approximately 14,768 stockholders of record.  As of the record date, we had no shares of our preferred stock outstanding.

Q:    How many votes do I have?

A:    You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.  In voting for the election of directors (Proposal One), you may cumulate your votes.  This means you may give one candidate a number of votes equal to the number of directors to be elected (two) multiplied by the number of shares held by you, or distribute your votes on the same principle among as many candidates as you may select, provided that you cannot cast votes for more candidates than the number of directors to be elected (two).  However, you will not be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to voting and you have given notice at the meeting, prior to the voting, of your intention to cumulate your votes.  On all other matters, you are entitled to one vote for each share held.

Q:    What is the difference between holding shares as a stockholder of record and beneficial owner?

A:    Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by OmniVision.  As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2009 Annual Meeting.  The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials.  The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the 2009 Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the 2009 Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee.  Please follow their instructions carefully.

Q:    How many votes can be cast by all stockholders?

A:    You are entitled to one vote for each share held on each matter considered at the 2009 Annual Meeting, subject to the cumulative voting principles described above.  There were 50,680,661 shares of common stock outstanding and entitled to vote on the record date.

Q:    How many votes must be present to hold the 2009 Annual Meeting (what constitutes a quorum)?

A:    A quorum, which is a majority of our outstanding shares as of the record date, must be present in order to hold the 2009 Annual Meeting and to conduct business.  Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a proxy.  As of the record date, 50,680,661 shares of common stock, representing the same number of votes, were outstanding.  Thus, the presence of the holders of common stock representing at least 25,340,331 shares of common stock is required to establish a quorum.

Q:    How many votes are required to elect the Class III directors and adopt the other proposals?

A:    The vote required and method of calculation for the proposals to be considered at the 2009 Annual Meeting are as follows:

Election of Class III directors.  If a quorum is present, the nominees receiving the highest number of votes will be elected to the board of directors.  You may vote either “for” or “withhold” your vote for the director nominees.  A proxy indicating “withhold” with respect to the election of a Class III director will not be voted with respect to the director, although it will be counted for purposes of determining whether there is a quorum.

Ratification of the appointment of PricewaterhouseCoopers LLP.  For the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2010, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval.  You may vote “for,” “against,” or “abstain” from voting on this proposal.  If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Approval of 2009 Employee Stock Purchase Plan.  For the approval of the 2009 Employee Stock Purchase Plan, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval.  You may vote “for,” “against,” or “abstain” from voting on this proposal.  If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Approval of Stock Option Exchange Program for Employees.  For the approval of the stock option exchange program for our employees, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval.  You may vote “for,” “against,” or “abstain” from voting on this proposal.  If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Approval of Stock Option Exchange Program for Named Executive Officers.  For the approval of the stock option exchange program for named executive officers, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval.  You may vote “for,” “against,” or “abstain” from voting on this proposal.  If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Q:    What if I don’t vote for all of the items listed on my proxy?

A:    If your proxy indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the 2009 Annual Meeting.  Consequently, if you abstain from voting on the proposal to elect the Class III directors, your abstention will have no effect on the outcome of the vote with respect to this proposal.  If you abstain from voting on the proposal for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, your abstention will have the same effect as a vote against this proposal.  If you abstain from voting on the proposal to approve the 2009 Employee Stock Purchase Plan, your abstention will have the same effect as a vote against this proposal.  If you abstain from voting on the proposal to approve the stock option exchange program for our employees, your abstention will have the same effect as a vote against this proposal.  If you abstain from voting on the proposal to approve the stock option exchange program for named executive officers, your abstention will have the same effect as a vote against this proposal.

Q:    What is a “broker non-vote”?

A:    Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters.  Thus, if you do not otherwise instruct your broker, the broker may vote your shares “for” routine matters but expressly indicate that the broker is NOT voting on non-routine matters.  A “broker non-vote” occurs when a broker expressly indicates on a proxy that it is not voting on a matter, whether routine or non-routine.  Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not considered entitled to vote on a proposal and, thus, will have no effect on the outcome of the vote.

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the approval of PricewaterhouseCoopers LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you.  However, the broker is not authorized to vote your shares on the approval of the 2009 Employee Stock Purchase Plan, the stock option exchange program for our employees or the stock option exchange program for named executive officers without your specific voting instructions.

Q:    Can I change or revoke my vote after I submit a proxy?

A:    If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the 2009 Annual Meeting.  In order to do this, you must either:

•      make a timely and valid later Internet or telephone vote no later than 11:59 p.m. (EDT), on September 23, 2009;

•      sign and return another proxy card bearing a later date before the beginning of the Annual Meeting;

•      provide written notice of the revocation to Y. Vicky Chou, our Vice President of Legal and General Counsel, at the address of our principal executive offices provided above, before we take the vote at the 2009 Annual Meeting; or

•      attend the meeting and vote in person and request that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy).

However, please note that if you are a beneficial owner of shares held in street name, you may revoke your proxy by timely submitting new voting instructions to your broker, bank or other nominee or by obtaining a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Q:    What does it mean if I receive more than one proxy?

A:    It generally means your shares are registered differently or are in more than one account.  Please provide voting instructions for all proxy cards you receive.

Q:    Who can attend the 2009 Annual Meeting?

A:    All stockholders as of the record date, or their duly appointed proxies, may attend the 2009 Annual Meeting.  If you are a beneficial owner of shares held in “street name,” you are also invited to attend the 2009 Annual Meeting.

Q:    Who will bear the cost of soliciting votes for the 2009 Annual Meeting?

A:    We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials.  The original solicitation of proxies by mail may be supplemented with solicitation by telephone and other means by directors and employees of OmniVision and by a third-party proxy solicitation company.  In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you.

Q:    Is a list of stockholders available?

A:    The names of stockholders of record entitled to vote at the 2009 Annual Meeting will be available to stockholders entitled to vote at this meeting for ten days prior to the meeting for any purpose relevant to the meeting.  This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 4275 Burton Drive, Santa Clara, California 95054.  Please contact Y. Vicky Chou, our Vice President of Legal and General Counsel to make arrangements.

Q:    What if multiple stockholders share the same address?

A.    For those who request a hard copy of our proxy statement, we have adopted the process called “householding” for mailing such requested proxy statement in order to reduce printing costs and postage fees.  Householding means that stockholders who share the same last name and address will receive only one copy of such requested proxy statement, unless we receive contrary instructions from any stockholder at that address.  If you prefer to receive multiple copies of such requested proxy statement at the same address, additional copies will be provided to you promptly upon request.  If you are a beneficial stockholder and own your shares through a bank or broker, please contact your bank or broker to request additional copies, or you may contact Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY  11717.  We will remove such individuals from the householding program within 30 days of their response, following which they will receive an individual copy of our disclosure documents, if a hard copy of such disclosure documents is requested.  In addition, eligible stockholders receiving multiple copies of such requested proxy statement can request householding by contacting their bank or broker, if applicable, or Broadridge.

Q:    Is there any information that I should know about future meetings (what is the deadline for receipt of stockholder proposals for the 2010 Annual Meeting)?

Stockholders are entitled to present proposals for action and director nominations at the 2010 Annual Meeting of Stockholders only if they comply with the applicable requirements of the proxy rules established by the United States Securities and Exchange Commission and the applicable provisions of our bylaws.  Stockholders must ensure that such proposals and nominations are received by our Vice President of Legal and General Counsel at the following address: c/o OmniVision Technologies, Inc., 4275 Burton Drive, Santa Clara, California 95054, Attn: Vice President of Legal and General Counsel, on or prior to the deadline for receiving such proposals and nominations.

Proposals for the 2010 Annual Meeting that are intended to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received no later than April 9, 2010; and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or Exchange Act, and the provisions of our bylaws.

If a stockholder intends to submit a proposal or director nomination for consideration at our 2010 Annual Meeting outside the processes of Rule 14a-8 under the Exchange Act, the stockholder must comply with the requirements of our bylaws and we are not required to include such proposal or nomination in the proxy statement and form of proxy relating to such meeting.  Our bylaws contain an advance notice provision that requires stockholders to submit a written notice containing certain information not less than 120 days prior to the date of our proxy statement for the 2009 Annual Meeting for purposes of the 2010 Annual Meeting.  This means that such proposals or nominations must also be received by April 9, 2010.  A copy of the relevant bylaw provision is available upon written request to our Vice President of Legal and General Counsel at the address provided above.

Q:    Can I nominate director candidates?

A:    You may propose director candidates for consideration by the board’s corporate governance and nominating committee.  It is our policy that our corporate governance and nominating committee will consider recommendations for candidates to the board of directors from stockholders holding not fewer than 500,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation.  The corporate governance and nominating committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by other board members or management.  See “Corporate Governance — Policy for Director Recommendations and Nominations” for additional information.

Q:    How can I communicate with the independent directors?

A:    Stockholders may communicate directly with our independent directors by sending an e-mail to Y. Vicky Chou, our Vice President, Legal and General Counsel at legal@ovt.com.  Ms. Chou will monitor these communications and will provide summaries of all received messages to the board of directors at its regularly scheduled meetings.  Where the nature of a communication warrants, Ms. Chou may decide to obtain the more immediate attention of the appropriate committee of the board of directors or an independent director, or our management or independent advisors, as Ms. Chou considers appropriate.  After reviewing stockholder messages, Ms. Chou will determine whether any response is necessary.

Q:    How do I find out the voting results?

A:    We have engaged Broadridge to serve as the independent inspector of election for the 2009 Annual Meeting.  Preliminary voting results will be announced at the 2009 Annual Meeting, and final voting results will be published in our Quarterly Report on Form 10-Q for the quarter ending October 31, 2009, which we will file with the SEC.

Q:    Who will count the vote?

A:    We expect a representative from Broadridge will tabulate the proxy and act as inspector of election.

Q:    What if I have questions about lost stock certificates or I need to change my mailing address?

A.    Stockholders may contact our transfer agent, Computershare Trust Company N.A., by calling (781) 575-3788 or writing to 250 Royall Street, Canton, MA 02021, or visit their website at www.computershare.com to obtain more information about these matters.

Other Matters

Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the 2009 Annual Meeting.  Our board of directors is not currently aware of any other matters that will be presented by others for action at the meeting.  However, if other matters are properly presented at the 2009 Annual Meeting and you have voted by proxy, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Exchange Act.

PROPOSAL ONE

ELECTION OF CLASS III DIRECTORS

General

Pursuant to our certificate of incorporation and bylaws, our board of directors currently consists of five members, divided into three classes, Class I, Class II and Class III, with each class serving staggered terms of three years.  Vacancies on the board of directors may be filled only by persons elected (i) by the affirmative vote of the holders of the then-outstanding shares of our voting stock entitled to vote generally in the election of directors and voting together as a single class or (ii) by a majority of the remaining directors.  A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the board of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is duly elected and qualified.  Currently, there is one director in Class I, two directors in Class II and two directors in Class III.  The Class III directors are to be elected at the 2009 Annual Meeting.  The Class I and Class II directors will be elected at the 2010 and 2011 Annual Meetings, respectively.  The Class III directors to be elected at the 2009 Annual Meeting will hold office until the 2012 Annual Meeting or until their successors have been duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Class III nominees named below, who are presently our directors.  In the event that a nominee is unable or declines to serve as a director at the time of the 2009 Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present board of directors to fill the vacancy.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of the nominees listed below, and in such event, the specific nominees to be voted for will be determined by the proxy holders.  We are not aware that either nominee will be unable or will decline to serve as a director.

Nominees

The following table sets forth the names, ages and titles of the nominee and each of our other directors as of July 27, 2009:

Name	Biographical Information	Age	Director Since

Nominees for Class III Directors:

Joseph Jeng	Joseph Jeng has served as one of our directors since April 2003. From April 1999 to the present, Mr. Jeng has been an independent consultant and advisor. From April 1984 to March 1999, Mr. Jeng served as the Chief Executive Officer of Altatron, Inc., a global supply-chain manufacturing services company, which he founded. Mr. Jeng holds a B.S. degree in physics from National Taiwan University and an M.A. degree in physics and an M.B.A. degree from Harvard University.	60	2003

Dwight Steffensen

Dwight Steffensen has served as one of our directors since August 2004. Since February 2002, Mr. Steffensen has served as a member of the board of directors of SYNNEX Corporation, a leading business process services company. Prior to joining the board of SYNNEX, from February 1996 until August 2000, Mr. Steffensen served as Chairman and Chief Executive Officer of Merisel, Inc. Prior to joining Merisel, Mr. Steffensen served as President and Chief Operating Officer of Bergen Brunswig Corporation, a healthcare company. Prior to the merger of Bergen Brunswig Corporation and Synergex Corporation, he served as President and Chief Executive Officer of Synergex. Mr. Steffensen holds a B.A. degree in economics from Stanford University and is a certified public accountant with retired status.

		65	2004

Continuing Class I Director whose term expires at the 2010 Annual Meeting:

Shaw Hong	Shaw Hong, one of our cofounders, has served as one of our directors and as our CEO and President since May 1995. Mr. Hong holds a B.S. degree in electrical engineering from Jiao Tong University in China and an M.S. degree in electrical engineering from Oregon State University.	72	1995

Name	Biographical Information	Age	Director Since

Continuing Class II Directors whose term expires at the 2011 Annual Meeting:

Andrew Wang	Andrew Wang has served as one of our directors since January 2004. Since May 2005, Dr. Wang has served as Chairman and Chief Executive Officer of Phalanx Biotech Group. From 1989 until May 2005, Dr. Wang served as the Chairman of Industrial Technology Investment Corporation, a venture capital firm. Dr. Wang holds a B.S. degree in electrical engineering from the National Taiwan University, a M.S. degree in electrical engineering from University of California, Berkeley and a Ph.D. degree in electrical engineering from Stanford University.	72	2004

Xinping (James) He

Xinping (James) He has served as our Chief Operating Officer since August 2006. From February 2003 to August 2006, Mr. He served as our Senior Vice President of Engineering. Mr. He joined our Company in June 1995 and served as a senior design engineer until his promotion to design manager in July 1998. From August 2001 until February 2003, Mr. He served as our Vice President of Core Technology. In November 2006, our board of directors appointed Mr. He as a member of the board of directors as a Class II director. Mr. He holds a B.S. degree and an M.S. degree in electrical engineering from Tsinghua University in Beijing.

		46	2006

Vote Required and Board Recommendation

If a quorum is present, the nominees receiving the highest number of votes will be elected to the board of directors.  Abstentions and broker non-votes will have no effect on the outcome of the vote with respect to this proposal, although they will be counted for purposes of determining whether there is a quorum.  The board of directors recommends that stockholders vote FOR the election of the Class III nominees named above.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors annually selects our independent registered public accounting firm.  The audit committee has selected PricewaterhouseCoopers LLP, independent registered public accounting firm (“PwC”), to audit our consolidated financial statements for the fiscal year ending April 30, 2010, and recommends that the stockholders vote for the ratification of such appointment.  Representatives of PwC are expected to be present at the 2009 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees to PricewaterhouseCoopers LLP for Fiscal 2008 and 2009

The following table presents fees for professional services rendered by PwC for the audit of our consolidated annual financial statements for fiscal 2008 and 2009 and fees billed for audit-related services, tax services and all other services rendered by PwC for fiscal 2008 and 2009:

	2008	2009
Audit fees	$1,391,000	$1,460,000
Audit-related fees	30,000	—
Tax fees	203,000	215,000
All other fees	1,500	105,000
Total fees	$1,625,500	$1,780,000

Audit Fees.  These amounts represent fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  These amounts represent fees billed for accounting consultation and assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees.  These amounts represent fees billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal, state and international tax compliance, customs and duties and international tax planning.

All Other Fees.  These amounts represent our subscription to a software research tool developed by PwC.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, or to subsequently approve non-audit services in circumstances where subsequent approval is necessary and permissible.  The audit committee is responsible for obtaining on a periodic basis a formal written statement from the independent registered public accounting firm regarding the relationships and services provided to us that may impact their independence.

The audit committee of the board of directors reviewed and approved all non-audit fees for services provided by PwC in fiscal 2008 and 2009.  In making its recommendation to appoint PwC as our independent registered public accounting firm, the audit committee has considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining the firm’s independence.  The audit committee has determined that the provision of non-audit services by PwC is compatible with maintaining the firm’s independence as our independent registered public accounting firm.

Vote Required and Board Recommendation

Stockholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our bylaws or any other applicable legal requirement.  However, the audit committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice.  Even if the selection is ratified, the audit committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

If a quorum is present, the affirmative vote of a majority of the shares present, represented and entitled to vote on the proposal will be required to approve this proposal.  Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.  The board of directors recommends that stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

PROPOSAL THREE

APPROVAL OF THE 2009 EMPLOYEE STOCK PURCHASE PLAN

The stockholders are being asked to approve a new employee stock purchase plan, the 2009 Employee Stock Purchase Plan, or the Purchase Plan.  Our current 2000 Employee Stock Purchase Plan expires in February 2010, after which no further offerings to purchase shares may commence thereunder.  The proposed Purchase Plan will be a significant part of our overall equity compensation strategy, especially with respect to our non-executive employees, including our employees worldwide. The proposed Purchase Plan will be one of the primary programs through which our employees may achieve ownership in us and thereby share in the success of our company. Therefore, the board has determined that it is still in the best interests of our company and our stockholders to have an employee stock purchase plan and is asking our stockholders to approve the Purchase Plan.  The board has reserved a total of 2,500,000 shares of our common stock for purchase under the Purchase Plan, subject to stockholder approval at the 2009 Annual Meeting.  Approval of the Purchase Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the 2009 Annual Meeting.  As of the date of stockholder approval of the Purchase Plan, no rights to purchase shares of common stock have been granted pursuant to the Purchase Plan.

Summary of the 2009 Employee Stock Purchase Plan

The following is a summary of the principal features of the Purchase Plan and its operation.  The summary is qualified in its entirety by reference to the Purchase Plan as set forth in Appendix A.

General.

The Purchase Plan was adopted by the board of directors on July 30, 2009, subject to stockholder approval at the 2009 Annual Meeting.  The purpose of the Purchase Plan is to provide eligible employees with an opportunity to purchase shares of our common stock through payroll deductions.

The 2009 Employee Stock Purchase Plan includes a Code Section 423 Plan Component.  Our intention is to have the Code Section 423 Plan Component qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).  For purposes of this proposal, a reference to the “Purchase Plan” will mean the Code Section 423 Plan Component.

Shares Available for Issuance.

If our stockholders approve this proposal, a total of 2,500,000 shares of Common Stock will be reserved for issuance under the Purchase Plan.

Administration.

The board of directors or a committee appointed by the board of directors (referred to herein as the “Administrator”) administers the Purchase Plan.  All questions of interpretation or application of the Purchase Plan are determined by the Administrator and its decisions are final and binding upon all participants.

Eligibility.

Each of our (or our designated subsidiaries) common law employees, including its executive officers, whose customary employment with us or one of our designated subsidiaries is at least twenty hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan; except that no employee will be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% or more of the total combined voting power of all classes of our capital stock or the capital stock of one of our designated subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.  The Administrator, in its sole discretion and prior to an offering date, may determine that an individual will not be eligible to participate if he or she: (i) has not completed at least two years of service since his or her last hire date, (ii) customarily works not more than twenty hours per week (or such lesser period of time as determined by the Administrator in its discretion), (iii) customarily works not more than five months per calendar year (or such lesser period of time as may be determined by the Administrator in its sole discretion), (iv) is an executive, officer or other manager, or (v) is a highly compensated employee, as determined under Section 414(q) of the Code.

Offering Period.

Unless otherwise determined by the Administrator, each offering period under the Purchase Plan will have a duration of approximately twenty-four months, commencing on the first trading day on or after June 1 and December 1 of each year and terminating on the last trading day in the period ending twenty-four months later.  Each offering period will generally consist of four purchase periods in which shares may be purchased on a participant’s behalf.  Unless the Administrator determines otherwise, a purchase period will be approximately six months and will begin after one exercise date and will end with the next exercise date approximately six months later, except that the first purchase period of an offering period will begin on the enrollment date of each offering period and end on the net exercise date.  To participate in the Purchase Plan, an eligible employee must authorize payroll deductions pursuant to the Purchase Plan.  Such payroll deductions may not exceed 15% of a participant’s compensation during the offering period.  For purposes of the Purchase Plan, “compensation” shall mean all cash compensation reportable on Form W-2, including without limitation base straight time gross earnings, sales commissions, payments for overtime, shift premiums, incentive compensation, incentive payments, bonuses and other compensation, but does not include any non-cash compensation.  Once an employee becomes a participant in the Purchase Plan, the employee automatically will participate in each successive offering period until the employee withdraws from the Purchase Plan or the employee’s employment with us or one of our designated subsidiaries terminates.  On the first trading day of each offering period, each participant automatically is granted an option to purchase shares of our common stock.  The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period.

Purchase Price.

Unless and until the Administrator determines otherwise, the purchase price will be 85% of the lesser of the fair market value of the common stock on (i) the first trading day of the offering period, or (ii) the last day of the purchase period, subject to compliance with the Code and the terms of the Purchase Plan.  To the extent permitted by applicable laws or regulations, if the fair market value of the common stock on any exercise date in an offering period is lower than the fair market value of the common stock on the enrollment date of such offering period, then all participants in the offering period will be automatically withdrawn from the offering period immediately after the exercise of their option and automatically re-enrolled in the immediately following offering period.  The fair market value of our common stock on any relevant date will be the closing price per share as reported on any established stock exchange or a national market system, or the mean between the high bid and low asked prices, if no sales were reported, as quoted on such exchange or reported in The Wall Street Journal.  In the absence of an established market for our common stock, the fair market value will be determined by the Administrator.

Payment of Purchase Price; Payroll Deductions.

The purchase price of the shares is accumulated by payroll deductions throughout each purchase period.  The number of whole shares of our common stock that a participant may purchase in each purchase period will be determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that purchase period by the purchase price; provided, however, that a participant may not purchase more than a number of shares determined by dividing $12,500 by the fair market value of our common stock on the enrollment date of such offering period.  During an offering period, a participant may discontinue his or her participation in the Purchase Plan, and may increase or decrease the rate of payroll deductions in an offering period within limits set by the Administrator; provided, however, that a participant may only make one payroll deduction change during each month of the offering period.  No fractional shares will be purchased under the Purchase Plan and any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share will be retained in a participant’s account for the subsequent purchase period or offering period.

All payroll deductions made for a participant are credited to the participant’s account under the Purchase Plan, are withheld in whole percentages only and are included with our general funds.  Funds received by us pursuant to exercises under the Purchase Plan are used for general corporate purposes.  A participant may not make any additional payments into his or her account.

Withdrawal.

Generally, a participant may withdraw, all but not less than all, of his or her payroll deductions from an offering period at any time by written or electronic notice without affecting his or her eligibility to participate in future offering periods.  Once a participant withdraws from a particular offering period, however, that participant may not participate again in the same offering period.  To participate in a subsequent offering period, the participant must deliver a new subscription agreement to us.

Termination of Employment.

Upon termination of a participant’s employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the plan and the payroll deductions credited to the participant’s account (to the extent not used to make a purchase of our common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, and such participant’s option will automatically be terminated.

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control.

Changes in Capitalization.  In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of our common stock or other securities, or other change in our corporate structure affecting the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Purchase Plan, then the Administrator will adjust the number and class of common stock which may be delivered under the Purchase Plan, the purchase price per share and the number of shares of common stock covered by each option under the Purchase Plan which has not yet been exercised, and the maximum number of shares a participant can purchase during a purchase period.

Dissolution or Liquidation.  In the event of our proposed dissolution or liquidation, the Administrator will shorten any offering period then in progress by setting a new exercise date and any offering periods will end on the new exercise date.  The new exercise date will be prior to the dissolution or liquidation.  If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Change in Control.  In the event of a merger or “change in control,” as defined in the Purchase Plan, each option under the Purchase Plan will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of such successor corporation.  In the event the successor corporation refuses to assume or substitute for the options, the Administrator will shorten the offering period with respect to which such option relates by setting a new exercise date and any offering periods will end on the new exercise date.  The new exercise date will be prior to the merger or change in control.  If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing, prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Amendment and Termination of the Plan.

The Administrator may at any time amend, suspend, or terminate the Purchase Plan including the term of any offering period then outstanding.  Generally, no such termination can adversely affect options previously granted.

New Plan Benefits

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions.  Accordingly, future purchases under the Purchase Plan are not determinable.  Non-employee directors are not eligible to participate in the Purchase Plan.  No purchases have been made under the Purchase Plan since its adoption by the board of directors.

Certain Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code.  Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of.  Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period.  If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.  Any additional gain will be treated as long-term capital gain.  If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price.  Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase.  We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Vote Required and Board Recommendation

If a quorum is present, the affirmative vote of a majority of the shares present, represented and entitled to vote on the proposal will be required to approve this proposal.  Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.  The board of directors recommends that stockholders vote FOR the approval of the 2009 Employee Stock Purchase Plan.

PROPOSALS FOUR AND FIVE

APPROVAL OF THE STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES
AND NAMED EXECUTIVE OFFICERS AND CERTAIN OTHER MATTERS

Summary

In these Proposals Four and Five, we are asking its stockholders to approve the following:

•      A one-time stock option exchange program for our employees and named executive officers (as described in further detail below);

•      Certain amendments to our 2007 Equity Incentive Plan, or the 2007 Plan, including: (i) a reduction in the maximum term of new options and stock appreciation rights granted under the 2007 Plan from ten (10) years to seven (7) years; (ii) an amendment that provides that any shares subject to awards granted under our 2000 Stock Plan, or the 2000 Plan, that expire or otherwise terminate without having been exercised in full will be returned to the 2007 Plan (with a maximum of 2,900,000 cancelled shares subject to options eligible for exchange in Proposal Four); (iii) an amendment that provides that any award with an exercise price or purchase price less than fair market value on the date of grant (e.g., restricted stock, restricted stock units, performance shares or performance unit awards) will be counted against the 2007 Plan’s share reserve as 1.6 shares for every one share subject to the award; and (iv) an amendment that provides that certain awards granted pursuant to a stockholder approved exchange program will not be subject to the three (3) year minimum vesting requirement for certain awards contained in the 2007 Plan;

•      A clarification to the Burn Rate Policy adopted by our board of directors for fiscal years 2008 — 2010 and approval of our burn rate commitment for fiscal years 2010 — 2012 which is intended to limit the number of shares of common stock that may be used for equity compensation consistent with current industry norms; and

•      To approve an amendment to the 2000 Plan to permit the one-time stock option exchange program for our employees.

Stock Option Exchange Program

On July 30, 2009, our board of directors approved, subject to stockholder approval, a one-time stock option exchange program (the “exchange program”).  The proposed exchange program would enable our eligible employees (including our named executive officers if Proposal Five is approved) to surrender certain outstanding “underwater” stock options (the options eligible for the exchange are referred to herein as “eligible options”) for cancellation in exchange for a reduced number of restricted stock units, or RSUs, or for purposes of Proposal Five only, shares of restricted stock if the per person limitations relating to the number of restricted stock units that may be granted to a participant in a fiscal year contained in the 2007 Plan are reached, to be granted under our 2007 Plan with an adjusted vesting schedule.  For purposes of Proposals Five, references to a grant of RSUs to be made in connection with the exchange program will also refer to a grant of restricted stock if the per person limitations relating to the number of restricted stock units that may be granted to a participant in a fiscal year contained in the 2007 Plan are reached.  Each RSU granted under the exchange program represents the right to receive one share of our common stock on specified future dates when the RSU vests.  Our board of directors believes that this program will enhance long-term stockholder value by restoring meaningful retention and motivation benefits to our employee stock program.

Eligible options will include all of our outstanding options that were granted prior to November 1, 2008 with an exercise price equal to or greater than $15.76.  In no event will the eligible options have an exercise price that is lower than the 52-week high trading price of our common stock (measured as of the start date of the exchange program).  The eligible options were granted under the 2007 Plan and the 2000 Plan (the 2007 Plan and the 2000 Plan are referred to herein collectively as the “Plans”).

In order to permit us to implement the exchange program in compliance with the terms of our Plans and applicable Nasdaq listing rules, we are asking you to approve the exchange program and amend the Plans as necessary to provide for the exchange program, notwithstanding any contrary provisions in any of the Plans.

Our intent in using an exercise price eligibility threshold significantly above the current price of our common stock is to ensure that only outstanding stock options that are appropriately “out-of-the-money” or “underwater” (i.e., that have an exercise price above the current price of our underlying shares) are eligible for the exchange program.

If approved by the stockholders, we intend to offer the exchange program to all employees based in our U.S. and overseas locations who are employed by us or our subsidiaries for the duration of the exchange program (the employees eligible for the exchange (including our named executive officers if Proposal Five is approved by our stockholders) are referred to herein as “eligible employees”).  However, we may exclude employees in certain non-U.S. jurisdictions from the exchange program if local law or other considerations would make their participation infeasible or impractical.  Additionally, non-employee members of the board of directors are not eligible to participate in the exchange program.  Our named executive officers (namely Shaw Hong, Xinping (James) He, Anson Chan, Y. Vicky Chou and Bruce Weyer) will only be permitted to participate in the exchange program if Proposal Five is approved by our stockholders.

Only outstanding stock options will be eligible to participate in the exchange program, and we do not intend to make any changes in the value of previously granted restricted stock units.  If approved by the stockholders, we intend to commence the exchange program within twelve (12) months following the 2009 Annual Meeting.  Within this time frame, the actual start date will be determined by us.  However, even if our stockholders approve the exchange program, we may later determine not to implement the exchange program.

The material terms of the exchange program, including eligibility, the exchange ratios to be applied to eligible options and the vesting schedule of RSUs granted pursuant to the exchange program, are summarized and described in further detail below.  For purposes of the description below, “employees” also refers to our named executive officers who only will be permitted to participate in the exchange program if Proposal Five is approved by our stockholders.

Reasons for implementing an exchange program

Our stock price has experienced a significant decline over the past two years due in large part to the continued weak economy and overall weakness in the capital markets.  Recently, general domestic and global economic conditions have been negatively impacted by several factors, including, among others, the subprime-mortgage crisis in the housing market, going concern threats to investment banks, other financial institutions and major automobile companies, reduced corporate and consumer spending, and decreased consumer confidence.  As a result, our largest customers, most particularly those that participate in the consumer products market, have significantly reduced their spending which has negatively impacted our business.  We have taken a number of actions in recent months to reduce costs in an effort to return to profitability and increase our market valuation, but those efforts have had a limited impact on our stock price to date.  Meanwhile, as of July 27, 2009 over 87% of our employees and named executive officers hold stock options which are underwater, and as a result our equity incentive program does not provide the retention or incentive value it is intended to provide.  At the same time, the market for key employees remains extremely competitive, notwithstanding the current economy.

We believe these underwater stock options are no longer effective incentives to motivate and retain our employees.  We believe that employees perceive that these options have little or no value.  In addition, although these stock options will not be exercised as long as our stock price is lower than the applicable exercise price, they will remain on our books with the potential to dilute stockholders’ interests for up to the full remaining term of these options, while delivering little or no retentive or motivation value.

We believe an exchange program is an important component in our strategy to align the interests of our employees and stockholders because it will permit us to:

•      motivate eligible employees to continue to build stockholder value and achieve future stock price growth by exchanging underwater stock options for RSUs with new extended vesting periods, and which have a value that moves directly in line with our stock price.  We believe that stock options that are significantly underwater do not serve to motivate or help retain our employees.  We believe that the option exchange would aid both the motivation and retention of the employees participating in the option exchange, while better aligning the interests of our employees with the interests of our stockholders;

•      meaningfully reduce our total number of outstanding stock options, or “overhang,” represented by outstanding grants that have exercise prices so high they no longer motivate their holders to remain as our employees.  Allowing these grants to remain outstanding does not serve the interests of our stockholders and does not provide the benefits intended by our equity compensation program.  By replacing these grants with a lesser number of RSUs, our overhang and the potential dilution of the stockholders’ interests will decrease.  We believe that after the exchange program, the overhang provided by our equity grants, including the newly granted RSUs, would represent a more appropriate balance between our objectives for our equity compensation program and our stockholders’ interest in minimizing overhang and potential dilution; and

•      better align compensation costs with the retention and motivation value that we are trying to capture with our outstanding stock option grants.  These grants were made at the then fair market value of our common stock.  Under applicable accounting rules, we are required to continue to recognize compensation expense related to these grants, even if these grants are never exercised because they remain underwater.  We believe it is not an efficient use of corporate resources to recognize compensation expense on awards that never provide value to our employees.  By replacing stock options that have little or no retention or incentive value with RSUs that will provide both retention and motivation value while incurring only minimal incremental compensation expense, we will be making more efficient use of our resources.

Why the exchange program is the best alternative

In considering how best to continue to motivate, retain and reward our employees who have options that are underwater, we evaluated several alternatives, including the following:

•      Increase Cash Compensation.  To replace the intended benefits of options, we would need to substantially increase cash compensation.  These increases would substantially increase our compensation expense and reduce our cash position and cash flow from operations.  In addition, these increases would not reduce our overhang.

•      Grant Additional Equity Awards.  We considered granting employees additional options at current market prices.  However, we determined that this alternative would not be feasible due to insufficient shares remaining in our equity plan for a Company-wide retention program and because such additional grants would cause us to exceed our desired “burn rate” for consumption of shares in our equity plans.  Further, additional grants would substantially increase our equity award overhang and the potential dilution to our stockholders and would increase our compensation expense accordingly.  Please note, however, we can and intend to grant our employees additional equity grants in the future (for example, any regularly scheduled focal awards).

•      Exchange Options for Options with a Lower Price.  We considered implementing a program to exchange underwater options for new options having an exercise price equal to the market price of our common stock on the date of the exchange.  However, we believe that an option-for-RSU exchange provides several advantages over an option-for-option exchange program.  First, an option-for-RSU exchange program will require us to issue significantly fewer shares than an option-for-option exchange program, thereby providing a more significant reduction in our stockholder dilution and overhang.  Also, unlike options, RSUs provide value to employees even if current poor economic conditions continue and our stock price fails to increase.  However, if we determine that adverse tax consequences may arise in an option-for-RSU exchange in some non-U.S. jurisdictions, we may grant a lesser number of options rather than RSUs (with appropriate adjustments to the exchange ratios) in exchange for surrendered options in those jurisdictions.

We determined that a program under which employees could exchange eligible options for a lesser number of RSUs was most attractive for a number of reasons, including the following:

•      Reasonable, Balanced Incentives.  Under the exchange program, participating employees will surrender eligible options for a lesser number of RSUs with new vesting requirements.  We believe the grant of a lesser number of RSUs is a reasonable and balanced exchange for the eligible options.

•      Restore Retention and Motivation Incentives.  Many companies, especially those in the technology industry, have long used equity awards as a means of attracting, motivating and retaining their best employees, while aligning those employees’ interests with those of the stockholders.  We continue to believe that equity grants are an important component of our employees’ total compensation, and that replacing this component with additional cash compensation to remain competitive could have a material adverse effect on our financial position and cash flow from operations.  We also believe that in order to have the desired impact on employee motivation and retention, our employee options would need to be exercisable near or above the current price of our common stock.  The failure to address the underwater option issue in the near to medium term will make it more difficult for us to retain our key employees.  If we cannot retain these employees, our ability to compete with other companies in our industry could be jeopardized, which could adversely affect our business, results of operations and future stock price.  We believe that the grant of RSUs with new extended vesting periods which have a value that moves directly in line with our stock price, an option exchange would aid both the motivation and retention of employees participating in the exchange program.

•      Overhang Reduction.  Not only do the underwater options have little or no retention value, they cannot be removed from our equity award overhang until they are exercised, or are cancelled due to expiration or the employee’s termination.  Underwater and unvested options also continue to have considerable compensation expense.  The exchange program will reduce our overhang while eliminating the ineffective eligible options that are currently outstanding.  Under the proposed exchange program, participating employees will receive RSUs covering a lesser number of shares than the number of shares covered by the surrendered options.  By granting a lesser number of RSUs in exchange for options, the number of shares of stock subject to outstanding equity awards will be reduced, thereby reducing our equity overhang.

•      Pressure for Additional Grants.  If we are unable to conduct a program in which underwater options with low incentive value may be exchanged for a lesser number of RSUs with higher motivation and retention value, we may be compelled to issue additional options or other equity awards to our employees at current market prices in order to provide our employees with renewed incentive value.  Any such additional grants would increase our overhang as well as our compensation expense, and could exhaust our current pool of shares available for future grant.

The exchange program will take place if, and only if, it is approved by our stockholders.  If our stockholders do not approve the exchange program, eligible options will remain outstanding and in effect in accordance with their existing terms.  We will continue to recognize compensation expense for these eligible options even though the options may have little or no retention or motivation value.

SUMMARY OF THE EXCHANGE PROGRAM

Mechanics of the exchange program

Our board of directors authorized the exchange program on July 30, 2009, upon the recommendation of the compensation committee and subject to stockholder approval.  We have not implemented the exchange program and will not do so unless our stockholders approve this proposal.

Upon the commencement of the exchange program, eligible employees holding eligible options will receive a written offer that will set forth the precise terms and timing of the exchange program.  However, we may exclude employees in certain non-U.S. jurisdictions from the exchange program if local law or other considerations would make their participation infeasible or impractical.  Eligible employees will be given at least 20 business days to elect to surrender their eligible options in exchange for new RSUs.  Promptly following the completion of the exchange offer, surrendered eligible options will be canceled and new RSUs will be granted in exchange.

At the start of the exchange program, we will file the offer to exchange with the SEC as part of a tender offer statement on Schedule TO.  Eligible employees, as well as stockholders and members of the public, will be able to obtain the offer to exchange and other documents filed by us with the SEC free of charge from the SEC’s website at www.sec.gov.

Eligible options

Eligible options will include all of our outstanding options granted under the Plans prior to November 1, 2008 with an exercise price equal to or greater than $15.76.  In no event will the eligible options have an exercise price that is lower than the 52-week high trading price of our common stock (measured as of the start date of the exchange program).  As of July 27, 2009, options to purchase approximately 13,277,070 shares of our common stock are outstanding under the Plans.  Of these, there are options for approximately 8,425,537 shares with an exercise price equal to or greater than $15.76 that were granted to eligible employees prior to November 1, 2008.

Eligible employees

The exchange program will be open to all employees in our U.S. and overseas locations who are employed by us or our subsidiaries at the start of the exchange program, except that Shaw Hong, Xinping (James) He, Anson Chan, Y. Vicky Chou and Bruce Weyer will only be permitted to participate in the exchange program if Proposal Five is approved by our stockholders.  Although we intend to offer the exchange program to all or substantially all employees, we may exclude employees in certain non-U.S. jurisdictions from the exchange program if local law or other considerations would make their participation infeasible or impractical.  Notwithstanding the foregoing, non-employee members of our board of directors will not be eligible to participate.  In addition to being employed as of the start of the exchange program, an employee will only be eligible to participate if he or she remains employed by us through the date new RSUs are granted under the exchange program.  Any employee holding eligible options who elects to participate in the exchange program but whose employment terminates for any reason prior to the grant of the new RSUs, including voluntary resignation, retirement, involuntary termination, layoff, death or disability, will retain his or her eligible options subject to their existing terms and will be excluded from consideration to tender their options.

Participation in the exchange program

Participation in the exchange program is voluntary.  Eligible employees will have an election period of at least 20 business days from the start of the exchange program during which to determine whether they wish to participate.

Because the decision whether to participate in the exchange program is voluntary, we are not able to predict which or how many employees will elect to participate, how many eligible options will be surrendered for exchange, and therefore how many RSUs may be issued.  As indicated above, the non-employee members of our board of directors are not eligible to participate in the exchange program.  Shaw Hong, Xinping (James) He, Anson Chan, Y. Vicky Chou and Bruce Weyer will only be permitted to participate in the exchange program if Proposal Five is approved by our stockholders.

Election to exchange underwater options

Eligible employees may decide whether to participate in the exchange program on a grant-by-grant basis.  This means that employees and executive officers may elect to tender any or all of their eligible grants.  However, if an eligible employee determines to tender any shares subject to any particular grant in the exchange program, such employee must tender all shares subject to that particular grant.

Vesting of new RSUs

New RSUs issued as a result of the exchange will have an adjusted vesting schedule, determined on a grant-by-grant basis, based on the vesting schedule of the eligible options that the RSUs replace.  Unless our compensation committee adopts another vesting schedule prior to the date eligible options are exchanged for new RSUs, the following vesting schedules would apply:

Remaining Vesting	New Vesting
Options that are fully vested or have less than one- year remaining on vesting schedule	The new RSUs will be scheduled to vest over a two-year period following the grant date
Options that have more than one-year, but less than two years remaining on vesting schedule	The new RSUs will be scheduled to vest over a three-year period following the grant date
Options that have two or more years remaining on the vesting schedule	The new RSUs will be scheduled to vest over a four-year period following the grant date

RSUs granted in the exchange program will vest over the schedules described above on the basis of the eligible employee’s continued service with us through each vesting date.

Terms and conditions of the new RSUs

RSUs issued in the exchange program will be subject to the terms and conditions of our 2007 Plan and a RSU agreement issued thereunder.

Terms of the exchange program

While the terms of the exchange program are expected to be materially similar to the terms described in this proposal, we may find it necessary or appropriate to change the terms of the exchange program to take into account our administrative needs, local law requirements, accounting rules, Company policy decisions that make it appropriate to change the exchange program and the like.  For example, we may alter the method of determining exchange ratios if we decide that there is a more efficient and appropriate way to set the ratios while still continuing to limit incremental compensation expense.  We also may exclude employees in certain non-U.S. jurisdictions from the exchange program if local law or other considerations would make their participation infeasible or impractical.

Additionally, we may decide not to implement the exchange program even if stockholder approval of the exchange program is obtained or may amend or terminate the exchange program once it is in progress.  Although we do not anticipate that the staff of the SEC will require us to materially modify the terms of the exchange program, it is possible that we may need to alter the terms of the exchange program to comply with comments from the staff.  The final terms of the exchange program will be described in an offer to exchange that will be filed with the SEC.

Tax consequences of participation

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the exchange program.  A more detailed summary of the applicable tax considerations to participants will be provided in the exchange program documents.  The law and regulations themselves are subject to change, and the Internal Revenue Service is not precluded from adopting a contrary position.  The exchange of eligible options for new RSUs should be treated as a non-taxable exchange, and neither we nor any of our employees or executive officers should recognize any income for U.S. federal income tax purposes upon the surrender of eligible options and the grant of new RSUs.  The tax consequences for participating non-U.S. employees may differ from the U.S. federal tax consequences described in the preceding sentence.

Accounting treatment of new equity awards

We account for share-based payments in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), or SFAS 123(R).  Under SFAS 123(R), we will recognize incremental compensation expense, if any, resulting from the RSUs granted in the exchange program.  The incremental compensation cost will be measured as the excess, if any, of the fair value of each new RSU granted to employees in exchange for surrendered eligible options, measured as of the date the RSUs are granted, over the fair value of the eligible options surrendered in exchange for the new awards, measured immediately prior to the exchange.  As discussed above, we intend to set the exchange ratios so the fair value of the RSUs granted in the exchange program will be, in the aggregate, less than the surrendered options they replace, although we may recognize some incremental compensation expense due to the exchange program.  The actual amount of the compensation expense will depend on participation levels, the exchange ratios, Black-Scholes values and vesting schedules established at the time of the exchange.

In the event that any of the RSUs are forfeited prior to their vesting due to termination of employment, the incremental compensation expense for the forfeited options will not be recognized.

Impact of the exchange program on our stockholders

We are unable to predict the precise impact of the exchange program on our stockholders because we are unable to predict how many or which employees will exchange their eligible options.  The exchange program is intended to restore competitive and appropriate equity incentives for our employees, reduce our existing overhang and potential dilution, and better align compensation expense with the retention and motivation value that we are trying to capture with our outstanding equity grants.

PROPOSAL FOUR

APPROVAL OF THE STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES
AND CERTAIN OTHER MATTERS

Please note that this proposal is separate and distinct from Proposal Five relating to the approval of the stock option exchange program for our named executive officers. Accordingly, a vote for this proposal will not affect your vote for or against Proposal Five, and how you vote on Proposal Five will not affect your vote for or against this Proposal Four.

Approval of the Stock Option Exchange Program for Employees

We believe that RSUs are a valuable tool to align employees’ interests with those of our stockholders.

The table below reflects information on the options eligible for the stock option exchange program as of July 27, 2009 and assumes the approval of only Proposal Four (which is limited to our employees but not our named executive officers), but not Proposal Five (which would allow participation in the exchange program by our named executive officers, namely Shaw Hong, Xinping (James) He, Anson Chan, Y. Vicky Chou and Bruce Weyer). As of July 27, 2009, there were a total of 10,735,393 shares underlying options outstanding under our equity compensation plans for our employees (but not options held by our named executive officers). Of these outstanding options, options to purchase 7,142,637, or 67%, of the shares of common stock would be eligible for exchange under Proposal Four of the proposed stock option exchange program. If 100% of eligible options were to be exchanged under this Proposal Four, and new grants of RSUs made in accordance with the exchange ratios set out below.  The foregoing exchange ratios are intended to result in the issuance of new RSUs that have, in the aggregate, a fair value for financial accounting purposes less than the fair value of the exchanged options they replace. The number of shares underlying options outstanding would be reduced by 3,592,756 shares, or approximately 37% of all outstanding employee options.

Exchange ratios

Participants in the exchange program will receive a lesser number of new RSUs determined on the basis of an exchange ratio applied to cancelled eligible options.  Unless our compensation committee adopts another exchange ratio prior to the date eligible options are exchanged for new RSUs, the following exchange ratios would apply:

If the Exercise Price of an Eligible Option is:	The Number of Options Eligible for Exchange Would Be:	The Exchange Ratio Would Be (Exchanged Options for New RSUs):
$ 0.00 - $15.75	Not Eligible	Not Eligible
$ 15.76 - $19.43	3,245,258	2.70
$ 19.44 - $30.05	3,897,379	3.40

The total number of RSUs a participating employee will receive with respect to a surrendered eligible option will be determined by converting the number of shares underlying the surrendered option according to the applicable exchange ratio and rounding down to the nearest whole share.  The exchange ratios will be applied on a grant-by-grant basis.

To this end, should the value of our common stock change in any material respect, the compensation committee will have the discretion to adjust the exchange ratios in order to achieve a value-for-value exchange.

Overhang Reduction

Pre-Exchange Overhang (as of July 27, 2009)						Post-Exchange Overhang (as of July 27, 2009)
Total Options Outstanding	Weighted Average Exercise Price of Outstanding Options	Weighted Average Remaining Contractual Term of Outstanding Options	Total Full- Value Awards Outstanding	Shares Available for Grant	Toal Common Shares Outstanding	Total Options Outstanding	Weighted Average Exercise Price of Outstanding Options	Weighted Average Remaining Contractual Term of Outstanding Options	Total Full- Value Awards Outstanding	Shares Available for Grant	Total Common Shares Outstanding
13,277,070	$17.89	6.25	1,078,946	2,563,612	50,680,661	6,134,433	$14.08	6.67	3,426,672	5,463,612	50,680,661

Impact on our 2007 Plan Award Limit

Assuming our stockholders approve this Proposal Four, our amended 2007 Plan provides that as of July 27, 2009, 2,563,612 shares of our common stock are currently available for grant under the 2007 Plan, plus any shares subject to options granted under our 2000 Plan that expire or otherwise terminate without having been exercised in full, provided, however, that the maximum number of shares that may return to the 2007 Plan from cancelled awards under the 2007 Plan and the 2000 Plan pursuant to the exchange program will be 2,900,000 shares after taking into account the replacement awards granted pursuant to the exchange program.

Approval of Amendments to our 2007 Equity Incentive Plan

We are asking our stockholders to approve the amendments to the 2007 Plan so that we can continue to use the 2007 Plan to achieve our goals.  The board of directors has approved the amended 2007 Plan, subject to approval from our stockholders at the Annual Meeting.  Our executive officers have an interest in this proposal.

The following is a summary of the changes being made to the 2007 Plan pursuant to this Proposal Four:

•      The current 2007 Plan provides that 6,000,000 shares of our common stock have been reserved for issuance under the 2007 Plan, of which 2,563,612 shares are currently available for grant.  The proposed amended 2007 Plan provides that in addition to the 6,000,000 shares reserved for issuance under the 2007 Plan, any shares subject to options granted under our 2000 Plan that expire or otherwise terminate without having been exercised in full will be returned to the 2007 Plan (subject to a maximum of 2,900,000 shares from cancelled options in Proposal Four);

•      The current 2007 Plan provides that any award with an exercise or purchase price less than the fair market value on the date of grant (e.g., restricted stock, restricted stock units, performance shares or performance unit awards) will be counted against the 2007 Plan’s share reserve as two shares for every one share subject to the award.  Correspondingly, to the extent that a share that counted as two shares against the 2007 Plan reserve at the time of grant pursuant to the preceding sentence is recycled back into the 2007 Plan (e.g., upon award termination or share repurchase), the 2007 Plan will be credited with two shares that will thereafter be available for future issuance under the 2007 Plan.  The proposed amended 2007 Plan provides that any award with an exercise or purchase price less than the fair market value on the date of grant (e.g., restricted stock, restricted stock units, performance shares or performance unit awards) will be counted against the 2007 Plan’s share reserve as 1.6 shares for every one share subject to the award.  Correspondingly, to the extent that a share that counted as 1.6 shares against the 2007 Plan reserve at the time of grant pursuant to the preceding sentence is recycled back into the 2007 Plan (e.g., upon award termination or share repurchase), the 2007 Plan will be credited with 1.6 shares that will thereafter be available for future issuance under the 2007 Plan;

•      The current 2007 Plan provides that stock options and stock appreciation rights granted under the 2007 Plan have a maximum term of ten years.  The amended 2007 Plan provides that stock options and stock appreciation rights granted under the 2007 Plan will have a maximum term of seven years.

•      The current 2007 Plan generally provides that full value awards (including restricted stock units) will vest over a period of at least three years, unless such award is to vest based upon achievement of one or more performance objectives, in which case vesting will be over a period of at least twelve months.  The amended 2007 Plan provides that full value awards granted pursuant to a stockholder approved exchange program will not be subject to the vesting requirement described above.

We believe strongly that the approval of the amendments to the 2007 Plan as described above is essential to our continued success.  Our employees are our most valuable assets.  Offering a broad-based equity compensation program is vital to attracting and retaining the most highly skilled people in our industry.  We believe that employees who have a stake in the future success of our business become highly motivated to achieve its long-term business goals and increase stockholder value.  The 2007 Plan is designed to assist in recruiting, motivating and retaining talented employees who help us achieve its business goals, including creating long-term value for stockholders.

Please see the “Summary of the 2007 Plan” below for a summary of the principal features of the 2007 Plan and its operation, including a description of the amendments to the 2007 Plan if stockholders approve Proposal Four.

Clarification of Burn Rate Policy for Fiscal Years 2008 - 2010.

In order to better manage and control the amount of our common stock used for equity compensation, our board of directors adopted a Burn Rate Policy and we are asking our stockholders to approve a clarification to this policy so that awards granted pursuant to a stockholder approved exchange program will be excluded from our burn rate calculation for fiscal years 2008 to 2010.  Our Burn Rate Policy for fiscal years 2008 to 2010 otherwise remains unchanged as set forth in our proxy statement filed in connection with our 2007 Annual Meeting of Stockholders.

Burn Rate Policy for Fiscal Years 2010 — 2012

In order to better manage and control the amount of our common stock used for equity compensation, our board of directors adopted a Burn Rate Policy for fiscal years 2010 — 2012.  During this three-year period, beginning with our 2010 fiscal year and ending with our 2012 fiscal year, our Burn Rate Policy will require us to limit the number of shares that we grant subject to stock awards over the three-year period to an annual average of 5.72% of our outstanding common stock (which is equal to the median burn rate plus one standard deviation for the 2009 calendar year for Russell 3000 companies in our Global Industry Classification Standards Peer Group (4530 Semiconductors and Semiconductor Equipment), as published by Institutional Shareholder Services in 2009).  Our annual burn rate will be calculated as the number of shares subject to stock awards (including stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards) granted during our fiscal year and the number of shares subject to performance units and performance shares that are paid out during a fiscal year divided by our outstanding common stock, measured as of the last day of each fiscal year, both as reported in our periodic filings with the SEC.  Awards that are settled in cash, awards that are granted pursuant to a stockholder approved exchange programs (including grants in Proposals Four and Five, if applicable), awards sold under our employee stock purchase plan and awards assumed or substituted in acquisitions will be excluded from our burn rate calculation.  For purposes of our calculation, each share subject to a full value award (i.e., restricted stock, restricted stock unit, performance share and any other award that does not have an exercise price per share equal to the per share fair market value of our common stock on the grant date) will be counted as more than one share on the following schedule: (i) 1.5 shares if our annual common stock price volatility is 54.6% or higher; (ii) 2 shares if our annual common stock price volatility is between 36.1% and 54.6%; (iii) 2.5 shares if our annual common stock price volatility is between 24.9% and 36.1%; (iv) 3 shares if our annual common stock price volatility is between 16.5% and 24.9%; (v) 3.5 shares if our annual common stock price volatility is between 7.9% and 16.5%; and (vi) 4 shares if our annual common stock price volatility is less than 7.9%.

Summary of the 2007 Plan

The following is a summary of the principal features of the 2007 Plan and its operation.  The summary is qualified in its entirety by reference to the 2007 Plan itself set forth in Appendix B.

The 2007 Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and performance units, and (vi) other stock or cash awards.  Each of these is referred to individually as an “Award.”  Those who will be eligible for Awards under the 2007 Plan include employees, directors and consultants who provide services to us and our affiliates.  As of the record date, approximately 1,280 employees, directors and consultants would be eligible to participate in the 2007 Plan.

Number of Shares of Common Stock Available Under the 2007 Plan.  The board of directors has reserved 6,000,000 shares of our common stock for issuance under the 2007 Plan, plus any shares subject to options granted under our 2000 Stock Plan that expire or otherwise terminate without having been exercised in full subject to the share limitations described in the section titled “Impact on our 2007 Plan Award Limit” in this Proposal Four.  To the extent an award under the 2007 Plan is paid out in cash rather than shares it will not reduce the number of shares available for grant under the 2007 Plan.

Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant will count against the share reserve as 1.6 shares for every one share subject to such an Award.  To the extent that a share that was subject to an Award that counted as 1.6 shares against the 2007 Plan reserve pursuant to the preceding sentence is returned to the 2007 Plan, the 2007 Plan reserve will be credited with 1.6 shares that will thereafter be available for issuance under the 2007 Plan.

If we declare a stock dividend or engage in a reorganization or other change in our capital structure, including a merger, the board of directors, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2007 Plan, will adjust the (i) number and class of shares available for issuance under the 2007 Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person share limits on Awards, as appropriate to reflect the change.

Administration of the 2007 Plan.  The board of directors, or a committee of directors or of other individuals satisfying applicable laws and appointed by the board of directors, will administer the 2007 Plan.  The board of directors or the Board committee administering the 2007 Plan is referred to below as the “Administrator.” To make grants to certain of our officers, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) so that we can claim a federal tax deduction for certain compensation paid under the 2007 Plan.  Subject to the terms of the 2007 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the 2007 Plan and outstanding Awards.  Notwithstanding the foregoing, the Administrator may not modify or amend an option or stock appreciation right to reduce the exercise price of that Award after it has been granted or to cancel any outstanding option or stock appreciation right and replace it with a new Award without the consent of our stockholders.

Options.  The Administrator is authorized to grant nonstatutory stock options and incentive stock options under the 2007 Plan.  The Administrator determines the number of shares subject to each option, although the 2007 Plan provides that a participant may not receive options for more than 1,000,000 shares in any fiscal year, except in connection with his or her initial service as an employee of OmniVision, in which case he or she may be granted an option to purchase up to an additional 1,000,000 shares.

The Administrator determines the exercise price of options granted under the 2007 Plan, provided the exercise price must be at least equal to the fair market value of our common stock on the date of grant.  In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of an option may not exceed seven (7) years, except that, with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option may not exceed five (5) years.

After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement.  If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three (3) months following his or her termination for reasons other than death or disability, and (ii) twelve (12) months following his or her termination due to death or disability.  In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights.  The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant.  We can pay the appreciation either in cash or in shares of common stock.  Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the 2007 Plan.  The Administrator, subject to the terms of the 2007 Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2007 Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant.  The term of a stock appreciation right may not exceed seven (7) years.  No participant may be granted stock appreciation rights covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,000,000 shares in connection with his or her initial service as an employee with OmniVision.

After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement.  If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three (3) months following his or her termination for reasons other than death or disability, and (ii) twelve (12) months following his or her termination due to death or disability.  In no event may a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock.  Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion.  For example, the Administrator may set restrictions based on the achievement of specific performance goals.  The Award agreement will generally grant us a right to repurchase or reacquire the shares upon the termination of the participant’s service with us for any reason (including death or disability).  The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant may be granted a right to purchase or acquire more than 200,000 shares of  restricted stock during any fiscal year, except that a participant may be granted up to an additional 300,000 shares of restricted stock in connection with his or her initial employment with us.

Restricted Stock Units.  Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes are satisfied.  For example, the Administrator may set restrictions based on the achievement of specific performance goals.  Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement.  Notwithstanding the foregoing, at any time after the grant of restricted stock units, the Administrator may reduce or waive any vesting criteria that must be met to receive a payout.  The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof.  On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to us.  The Administrator determines the number of restricted stock units granted to any participant, but during any of our fiscal years, no participant may be granted more than 200,000 restricted stock units during any fiscal year, except that a participant may be granted up to an additional 300,000 restricted stock units in connection with his or her initial employment with us.

Performance Units and Performance Shares.  The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest.  The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.  Notwithstanding the foregoing, after the grant of performance units or shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares.  During any fiscal year, no participant may receive more than 200,000 performance shares and no participant may receive performance units having an initial value greater than $2,000,000, except that a participant may be granted performance shares covering up to an additional 300,000 shares in connection with his or her initial employment with us.  Performance units will have an initial dollar value established by the Administrator on or before the date of grant.  Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Performance Goals.  Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the 2007 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; total return to stockholders; number and/or type of design wins, unit revenue or gross margin/gross profit goals by market or by customer; achievement of specific product design, specification or performance targets; achievement of specific unit, yield or cost reduction targets; or recruiting of specified personnel with valuable skills and/or experience.  The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of our business as a whole or one part of our business and may be measured relative to a peer group or to an index.

Transferability of Awards.  Awards granted under the 2007 Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change of Control.  In the event of a change of control of our company, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.  In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.  In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.  If after a change of control of our non-employee director is terminated other than upon a voluntary resignation, Awards granted to such non-employee director will fully vest and be exercisable with respect to 100% of the shares subject to such Awards.

Amendment and Termination of the 2007 Plan.  The Administrator will have the authority to amend, alter, suspend or terminate the 2007 Plan, except that stockholder approval will be required for any amendment to the 2007 Plan to the extent required by any applicable laws.  No amendment, alteration, suspension or termination of the 2007 Plan will impair the rights of any participant, unless otherwise mutually agreed between the participant and the Administrator, which agreement must be in writing and signed by both the participant and us.  The 2007 Plan will terminate on August 15, 2017, unless the board of directors terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee, director or consultant may receive under the 2007 Plan is at the discretion of the Administrator and therefore cannot be determined in advance.  The following table sets forth (i) the aggregate number of shares of common stock subject to options granted under the 2007 Plan during the last fiscal year and the average per share exercise price of such options and (ii) the target number of performance shares that could have been granted under the 2007 Plan during the last fiscal year and the dollar value of such performance shares.

PLAN BENEFITS*

2007 Plan

Name of Individual or Group	Number of Options Granted	Average per Share Exercise Price	Number of Restricted Stock Units Granted	Dollar Value of Restricted Stock Units Granted	Number of Performance Shares Granted (1)	Dollar Value of Performance Shares Granted
Shaw Hong	50,000	$11.95	—	—	40,000	$11.95
Xinping (James) He	35,000	$11.95	—	—	20,000	$11.95
Peter V. Leigh (2)	27,500	$11.95	—	—	14,500	$11.95
Anson Chan (3)	27,000	$11.95	—	—	14,000	$11.95
Y. Vicky Chou	32,000	$11.95	—	—	18,000	$11.95
Bruce Weyer	16,000	$11.95	—	—	8,000	$11.95
All current executive officers, as a group	201,500	$11.95	—	—	121,500	$11.95
All directors who are not executive officers, as a group	60,000	$5.82	—	—	—	—
All employees who are not executive officers, as a group	234,175	$13.52	629,381	$11.47	—	—

*	The table does not represent equity awards granted under any Company stock plan other than the 2007 Plan.
(1)

These shares represented the “target” number of performance shares that would have been issued if certain performance goals had been achieved by the end of fiscal 2009. At the end of fiscal 2009, such performance goals were not achieved and the performance shares were cancelled.

(2)	Mr. Leigh retired as the Company’s Chief Financial Officer in fiscal year 2009.
(3)	Mr. Chan was appointed as the Company’s Chief Financial Officer in October 2008

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2007 Plan.  Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.  No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option.  Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.  No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options).  If the participant exercises the option and then later sells or otherwise disposes of the shares more than two (2) years after the grant date and more than one (1) year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss.  If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.  A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. He or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture.  However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for the Company.  We generally will be entitled to claim a tax deduction in connection with an Award under the 2007 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option).  Special rules limit the deductibility of compensation paid to our CEO and to each of our four most highly compensated executive officers.  Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.  However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met.  These conditions include stockholder approval of the 2007 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid.  The 2007 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to claim a federal income tax deduction in connection with such Awards.

Section 409A.  Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation.  Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death).  Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred.  For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six (6) months after such officer’s separation from service.

Awards granted under the 2007 Plan with a deferral feature will be subject to the requirements of Section 409A.  If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received.  Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN.  IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Amendment to the 2000 Plan

The Company is asking its stockholders to approve an amendment to the 2000 Plan to permit the one-time stock option exchange program described above.

Summary of the 2000 Stock Plan

The following is a summary of the principal features of the 2000 Plan and its operation.  The summary is qualified in its entirety by reference to the 2000 Plan itself set forth in Appendix C.

Please note that in connection with the adoption of the 2007 Plan, no further awards may be granted under the 2000 Plan, but the 2000 Plan continues to govern outstanding awards granted the 2000 Plan.  The following is a summary of the principal features of the 2000 Plan as were in effect when awards could last be granted under the 2000 Plan.

The 2000 Plan provides for the grant of incentive stock options and nonstatutory stock options.

Number of Shares of Common Stock Available Under the 2000 Plan.  A total of 6,000,000 shares have been reserved for issuance under the 2000 Plan, none of which are currently available for grant.

Administration of the 2000 Plan.  The 2000 Plan may be administered by the board of directors or by a committee of the board of directors. The 2000 Plan is currently administered by the board of directors and the compensation committee. The administrator determines the terms of options granted, including the exercise price, the number of shares subject to option and the vesting schedule.  The interpretation and construction of any provision of the 2000 Plan by the administrator is final and conclusive.

Options.  The 2000 Plan permits us to grant either incentive or nonqualified stock options to our employees, including officers and employee directors, to consultants and nonemployee directors and to the employees, consultants and nonemployee directors of our designated subsidiaries. Incentive stock options may only be granted to employees, including officers and employee directors.  The administrator selects the optionees and determines the number of shares subject to each option. In making its determination, the administrator considers the duties and responsibilities of the optionee, the value of the optionee’s services, the optionee’s present and potential contribution to our success and other relevant factors. There is a limit of $100,000 on the aggregate fair market value of shares subject to all incentive stock options which are exercisable for the first time in any calendar year by any employee. Option grants in excess of this $100,000 limitation are treated as nonqualified stock options.

Section 162(m) of the Code limits the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation associated with options granted to such persons, the 2000 Plan provides that no employee may be granted, in any fiscal year, options to purchase more than 500,000 shares of common stock. Notwithstanding this limit, in connection with such an individual’s initial employment, the individual may be granted options to purchase up to an additional 1,000,000 shares of common stock.

We enter into a written option agreement with each holder of options under the 2000 Plan. The general terms and conditions of the option grants which are contained in these option agreements and the 2000 Plan are described below.

The administrator determines when options granted under the 2000 Plan may be exercised. Generally, the options vest and become exercisable over four (4) years. An option may be exercised by giving us a written notice of exercise that specifies the number of shares of common stock to be purchased and by paying the purchase price. Full payment may consist of any consideration and method of payment authorized by the administrator and permitted under the 2000 Plan, including cash, check, promissory note or surrender of shares of common stock owned by the optionee for more than six (6) months. An optionee also may make payment by a cashless exercise procedure under which the optionee provide irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us an amount equal to the exercise price plus all applicable withholding taxes. Options may be exercised at any time prior to their termination, on or following the date such options are first exercisable. Any option may not be exercised for a fraction of a share.

The exercise price of options granted under the 2000 Plan is determined by the administrator, but may not be less than the closing price of our common stock on the last market trading day prior to the date of grant as reported on the Nasdaq Global Market. The exercise price of both incentive and nonstatutory options granted to employees who own at the time of the grant more than 10% of the voting power of all classes of stock shall be no less than 110% of the fair market value per share as measured by the closing price of our common stock on the Nasdaq Global Market on the last trading day prior to the date of grant.

The 2000 Plan provides that if an optionee’s status as an employee or consultant terminates for any reason other than death or disability, options may be exercised no later than the time specified in the option agreement or, if no time is specified, three (3) months after the date of termination. Options may only be exercised to the extent the options were exercisable on the date of termination. The administrator may, however, accelerate the vesting of options and extend the period of exercisability beyond the three (3) month period until a date not later than the expiration of the term of the option.

If an optionee dies while an employee or consultant, his or her options may be exercised for such time as specified in the option agreement unless the term of the option would require an earlier termination. In the absence of a specified time, the option will remain exercisable for twelve (12) months following the date of death, to the extent exercisable on the date of death. The option may be exercised by the optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance.

If an optionee’s status as an employee or consultant is terminated due to disability, his or her options may be exercised within the period specified in the option agreement unless the term of the option would require an earlier termination. In the absence of a specified time, the option will remain exercisable for twelve (12) months following the date of disability, to the extent exercisable on the date of the disability.

Options granted under the 2000 Plan have a term determined by the administrator upon the grant of the options. The term shall be, and the options shall expire, no more than ten (10) years from the date of grant. However, incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than 10% of the total combined voting power of all classes of our stock or a parent or subsidiary corporation, may not have a term of more than five (5) years. No option may be exercised by any person after expiration.

Unless determined otherwise by the administrator, options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime. If the administrator makes an option transferable, the option may contain additional terms and conditions deemed appropriate by the administrator.

Until an option has been properly exercised, that is, proper written notice and full payment have been received, and a stock certificate evidencing the shares received on exercised has been issued, no rights to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock.

The option agreement may contain such other terms and provisions and conditions not inconsistent with the 2000 Plan as may be determined by the administrator.

Adjustment Upon Changes in Capitalization.  In the event any change, such as a stock split or dividend, is made in our capitalization which results in an increase or decrease in the number of outstanding shares of common stock without our receipt of consideration, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option. In the event of our proposed dissolution or liquidation, all outstanding options, to the extent not previously exercised, automatically terminate immediately prior to the consummation of such proposed action. The board of directors may, in its sole discretion, fix a date for termination of the option and give each optionee the right to exercise his or her option as to all or any part of the optioned stock, including shares as to which the option would not otherwise be exercisable.

Change of Control. If we merge with or into another corporation or sell all or substantially all of our assets, the surviving corporation may assume the options outstanding under the 2000 Plan or substitute equivalent options for those outstanding options. If the outstanding options are not assumed or substituted by the surviving corporation or a parent or subsidiary of such corporation, they shall become fully vested and exercisable by the optionees for a period of fifteen (15) days following receipt of a notice from us that the options were not assumed or substituted. In the event that the optionee does not exercise the options within that fifteen (15) day period, the options will terminate at the end of that fifteen (15) day period.

Amendment and Termination of the 2000 Plan.  The board of directors may amend the 2000 Plan at any time or may terminate it without approval of the stockholders, provided, however, that stockholder approval is required to the extent necessary and desirable to comply with applicable laws and regulations. However, no action by the board of directors or the stockholders may alter or impair any option previously granted under the 2000 Plan without the consent of the optionee.

Number of Awards Granted to Employees, Consultants and Directors

No further awards may be granted under the 2000 Plan.

Federal Tax Aspects

Options granted under the 2000 Plan may be either “incentive stock options,” as defined in Section 422 of the Code or nonstatutory stock options.  Please see the summary of the 2007 Plan for the tax information for such options.

Vote Required and Board Recommendation

If a quorum is present, the affirmative vote of a majority of the shares present, represented and entitled to vote on the proposal will be required to approve this proposal.  Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.  The board of directors recommends that stockholders vote FOR the approval of Proposal Four.

PROPOSAL FIVE

APPROVAL OF THE STOCK OPTION EXCHANGE PROGRAM
FOR NAMED EXECUTIVE OFFICERS

The Company is asking its stockholders to approve the participation in the stock option exchange program by our named executive officers (assuming approval of Proposal Four).  Shaw Hong, Xinping (James) He, Anson Chan, Y. Vicky Chou and Bruce Weyer will only be permitted to participate in the exchange program if Proposal Five is approved. The Company’s named executive officers have an interest in this proposal.

Please note that this proposal is separate and distinct from Proposal Four relating to the approval of the stock option exchange program for our employees. Accordingly, a vote for this proposal will not affect your vote for or against Proposal Four, and how you vote on Proposal Four will not affect your vote for or against this Proposal Five.

While the Company strongly believes that permitting its named executive officers to participate in the stock option exchange program is critical for retention purposes and to ensure the future success of the Company, given the importance of the stock option exchange program to the Company, the Company felt it appropriate to allow its stockholders to separately determine the ability of our named executive officers to participate in the exchange program.

As of July 27, 2009, 76% of the stock options held by our named executive officers were underwater (meaning that the exercise price of the stock options is greater than the value of our common stock). As such, these options offer little retention value, but the Company is still required to recognize compensation expense related to these awards. By replacing options that have little or no retentive or incentive value with a lesser number of RSUs with an exercise price equal to the fair market value of our common stock on the date of the new grant, we would dramatically increase the retentive and incentive values of the options and increase the Company’s ability to retain its leadership.

The table below reflects information on the options eligible for the stock option exchange program as of July 27, 2009 and assumes the approval of only Proposal Five (which is limited to our named executive officers, namely Shaw Hong, Xinping (James) He, Anson Chan, Y. Vicky Chou and Bruce Weyer), but not Proposal Four (which would include our other employees). As of July 27, 2009, there were a total of 2,072,429 shares underlying options outstanding under our equity compensation plans for our named executive officers (but not options held by our other employees). Of these outstanding options, options to purchase 1,285,000, or 62%, of the shares of common stock would be eligible for exchange under Proposal Five. If 100% of eligible options were to be exchanged under this Proposal Five, and new grants of options made in accordance with the exchange ratios set out below. The foregoing exchange ratios are intended to result in the issuance of new RSUs that have, in the aggregate, a fair value for financial accounting purposes less than the fair value of the exchanged options they replace. The number of shares underlying options outstanding would be reduced by 787,479 shares, or approximately 38% of all outstanding options held by our named executive officers.

Exchange ratios

Participants in the exchange program will receive a lesser number of new RSUs determined on the basis of an exchange ratio applied to cancelled eligible options.  Unless our compensation committee adopts another exchange ratio prior to the date eligible options are exchanged for new RSUs, the following exchange ratios would apply:

If the Exercise Price of an Eligible Option is:	The Number of Options Eligible for Exchange Would Be:	The Exchange Ratio Would Be (Exchanged Options for New RSUs):
$ 0.00 - $15.75	Not Eligible	Not Eligible
$ 15.76 - $19.43	1,070,000	2.70
$ 19.44 - $30.05	215,000	3.40

The total number of RSUs a participating employee will receive with respect to a surrendered eligible option will be determined by converting the number of shares underlying the surrendered option according to the applicable exchange ratio and rounding down to the nearest whole share.  The exchange ratios will be applied on a grant-by-grant basis.

The foregoing exchange ratios are intended to result in the issuance of new RSUs that have, in the aggregate, a fair value for financial accounting purposes less than the fair value of the exchanged options they replace.  To this end, should the value of our common stock change in any material respect, the compensation committee will have the discretion to adjust the exchange ratios in order to achieve a value-for-value exchange.

Vote Required and Board Recommendation

If a quorum is present, the affirmative vote of a majority of the shares present, represented and entitled to vote on the proposal will be required to approve this proposal.  Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.  The board of directors recommends that stockholders vote FOR the approval of the stock option exchange program for named executive officers.

CORPORATE GOVERNANCE

Board and Committee Meetings

The board of directors and its committees held thirty-one (31) meetings during fiscal 2009.  All directors attended at least 96% of the meetings of the board and its committees of which they were members held during fiscal 2009.

Committees of the Board

The board of directors has an audit committee, a compensation committee and a corporate governance and nominating committee.

Audit Committee

The information regarding the audit committee’s charter and the independence of the members of the audit committee contained under this caption, “Audit Committee” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act.

The responsibilities of the audit committee include the selection of our independent registered public accounting firm, consulting with and reviewing services provided by our independent registered public accounting firm and overseeing our internal control over financial reporting.  The audit committee acts under a written charter adopted and approved by our board of directors.  A copy of the charter of our audit committee is available on our website located at www.ovt.com.  It may be found on the website as follows:

1.             From our main web page, click on “Investors.”

2.             Then click on “Corporate Governance.”

3.             Then click on “Charter of the Audit Committee.”

The audit committee held nine (9) meetings during fiscal 2009.  During fiscal 2009, the members of the audit committee were Messrs. Jeng, Wang and Steffensen with Mr. Steffensen serving as the chairperson of the audit committee.  Each member of the audit committee is independent as defined under the rules of the SEC and the corporate governance standards of the Nasdaq Stock Market.  The board of directors has determined that Mr. Steffensen is qualified as an audit committee financial expert within the meaning of the rules of the SEC and the corporate governance standards of the Nasdaq Stock Market and has confirmed that the other members of the audit committee are able to read and understand financial statements.  The report of the audit committee for fiscal 2009 is included in this proxy statement.

Compensation Committee

The compensation committee reviews and approves decisions regarding compensation, for our officers and reviews and makes recommendations to the board of directors regarding compensation policies for our directors, employees and consultants.  The compensation committee acts under a written charter adopted and approved by our board of directors.  A copy of the charter of our compensation committee is available on our website located at www.ovt.com.  It may be found on the website as follows:

1.             From our main web page, click on “Investors.”

2.             Then click on “Corporate Governance.”

3.             Then click on “Charter of the compensation committee.”

The compensation committee held nine (9) meetings during fiscal 2009.  During fiscal 2009, the members of the compensation committee were Messrs. Jeng, Wang and Steffensen with Mr. Jeng serving as the chairperson of the compensation committee.  None of the current compensation committee members is an employee of our Company and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market.  The report of the compensation committee for fiscal 2009 is included in this proxy statement.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee develops and recommends to the board of directors the governance principles applicable to our Company.  The corporate governance and nominating committee assists the board of directors in identifying and selecting prospective candidates for nomination to the board of directors for the annual meetings of stockholders and will consider nominees recommended by stockholders.

The corporate governance and nominating committee held three (3) meetings during fiscal 2009.  During fiscal 2009, the members of the corporate governance and nominating committee were Messrs. Jeng, Wang and Steffensen with Mr. Wang serving as the chairperson of the corporate governance and nominating committee.  None of the current corporate governance and nominating committee members is an employee of our Company and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market.

A copy of the charter of our corporate governance and nominating committee is available on our website located at www.ovt.com.  It may be found on the website as follows:

1.             From our main web page, click on “Investors.”

2.             Then click on “Corporate Governance.”

3.             Then click on “Charter of the Corporate Governance and Nominating Committee.”

Policy for Director Recommendations and Nominations

The corporate governance and nominating committee considers candidates for board membership suggested by our board members, management and stockholders.  The corporate governance and nominating committee may also retain third-party executive search firms to identify independent director candidates from time to time.  It is the policy of the corporate governance and nominating committee to consider recommendations for candidates to the board of directors from stockholders holding not fewer than 500,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation.  The corporate governance and nominating committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by the board of directors, individual board members or management.

Stockholders desiring to recommend a candidate for election to the board of directors should send their recommendation in writing to the attention of the chairman of the corporate governance and nominating committee, at our offices located at 4275 Burton Drive, Santa Clara, California 95054.  This written recommendation must include the information and materials required by our bylaws as well as the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and OmniVision within the last three years and evidence of the required ownership of our common stock by the recommending stockholder.  A copy of the relevant bylaw provision is available upon written request to our Vice President of Legal and General Counsel at the address provided above.

In accordance with the advance notice provisions in our bylaws, director nominations to be considered at the 2010 Annual Meeting must be received not less than 120 days prior to the date of our proxy statement for the 2009 Annual Meeting.  For purposes of our 2010 Annual Meeting, director nominations must be received by April 9, 2010.

In addition, a stockholder that instead desires to nominate a person directly for election to the board of directors at an annual or special meeting of our stockholders must meet the deadlines and other requirements set forth in our bylaws and the rules and regulations of the SEC related to stockholder proposals as described above on page 6.

Where the corporate governance and nominating committee has either identified a prospective nominee or determines that an additional or replacement director is required, the corporate governance and nominating committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board or management.  In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the corporate governance and nominating committee considers a number of factors, including the following:

•      the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board;

•      such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest; and

•      such other factors as the committee may consider appropriate.

The corporate governance and nominating committee has also specified the following minimum qualifications to be satisfied by any nominee for a position on the board:

•      the highest personal and professional ethics and integrity;

•      proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•      skills that are complementary to those of the existing board members;

•      the ability to assist and support management and make significant contributions to our success; and

•      an understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

After completing the evaluation and review, the corporate governance and nominating committee makes a recommendation to the full board as to the persons who should be nominated to the board, and the board determines and approves the nominees after considering the recommendation and report of the corporate governance and nominating committee.

Director Independence

In fiscal 2009, the board undertook a review of the independence of its members and considered whether any director had a material relationship with our Company or management that could compromise his ability to exercise independent judgment in carrying out his responsibilities.  As a result of these reviews, the board affirmatively determined that Joseph Jeng, Dwight Steffensen and Andrew Wang are independent of our Company and our management under the corporate governance standards of the Nasdaq Stock Market.  Our independent directors meet together on a regular basis without our CEO present.

Code of Business Conduct and Ethics

The board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our senior executive and financial officers.  In addition, we have in place a Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our CEO and our CFO, who also serves as our principal accounting officer.  These codes are intended to deter wrongdoing and promote ethical conduct among our directors, executive officers and employees.  The Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our corporate website located at www.ovt.com.

The Codes may be found on the website as follows:

1.             From our main web page, click on “Investors.”

2.             Then click on “Corporate Governance.”

3.             Then click on the name of the applicable Code.

We intend to post amendments to or waivers from the Code of Business Conduct and Ethics on our website.

Corporate Governance Guidelines

The board of directors has adopted a Corporate Governance Guidelines that is applicable to all of our officers and directors, including our senior executive and financial officers.  The Corporate Governance Guidelines is available on our corporate website located at www.ovt.com.

The Guidelines may be found on the website as follows:

1.             From our main web page, click on “Investors.”

2.             Then click on “Corporate Governance.”

3.             Then click on the name of the Guidelines.

Attendance by Board Members at the 2009 Annual Meeting

Our policy with respect to director attendance at the 2009 Annual Meeting is to encourage but not require director attendance at the annual meetings.  All of our directors attended our Annual Meeting for 2008.

Director Compensation

Non-employee directors are reimbursed for certain expenses in connection with their attendance at the board of directors and committee meetings.  In fiscal 2009 each non-employee director received cash compensation in the amount of (i) $15,000 per year for services performed as a member of the board of directors, (ii) $5,000 per year for services performed as a member of the audit committee (and in the case of the chairman of the audit committee, $10,000 per year), (iii) $2,000 per year for services performed as a member of the compensation committee (and in the case of the chairman of the compensation committee, $5,000 per year), (iv) $2,000 per year for services performed as a member of the corporate governance and nominating committee (and in the case of the chairman of the corporate governance and nominating committee, $5,000 per year), (v) $1,500 per board of directors meeting attended and (vi) $1,000 per committee meeting (and in the case of the chairman of the committee, $1,500 per committee meeting) attended.

Under our 2007 Equity Incentive Plan, non-employee directors are eligible to receive stock option grants at the discretion of the compensation committee.  In fiscal 2009, the compensation committee granted each non-employee director a stock option to purchase 20,000 shares of common stock on November 24, 2008.  Such options are exercisable while the non-employee director remains one of our directors and vest as to 1/16th of the shares of common stock subject to the option at the end of each quarter after the date of grant.  The exercise price of all of these options was $5.82, 100% of the fair market value of the common stock on the date of grant.

Our board of directors will continue to consider whether other forms of equity awards may be appropriate instead of the granting of stock options.

DIRECTOR COMPENSATION

The following table sets forth information concerning compensation paid or accrued for services rendered to the Company in all capacities by the non-employee members of the Company’s board of directors for the fiscal year ended April 30, 2009.

	Fees Earned or	Option
Name(1)	Paid in Cash ($)	Awards ($)(2)(3)	Total ($)
Andrew Wang	60,000	132,116	192,116
Joseph Jeng	68,937	132,116	201,053
Dwight Steffensen	71,000	129,484	200,484

(1)	Mr. Hong, our Chairman of the Board, CEO and President and Mr. He, our Chief Operating Officer, do not receive any additional compensation for their service as members of the board of directors.
(2)

These amounts do not represent income that the named individual received during the fiscal year, or may receive in any future year. Rather, these amounts represent the amortization expense of stock option related compensation we recognized in fiscal 2009 in accordance with SFAS No. 123(R). For purposes of this disclosure, we ignore the adjustments we make for forfeiture assumptions to the aggregate expense we recognize. These amounts include the amortization expense relating to the annual stock option grant of 20,000 shares to each director on November 24, 2008, as well as to grants made in prior years. The exercise price of the stock option grant on November 24, 2008 was $5.82, which was the closing price of our common stock as reported on NASDAQ on the grant date. The per share grant date fair value of each award on November 24, 2008 was $3.19, computed in accordance with SFAS123(R). For a discussion of the valuation assumptions we use, see Note 13 to our 2009 Consolidated Financial Statements, included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2009.

(3)	The aggregate number of option awards outstanding at April 30, 2009 and the grant date fair value of the option awards granted in fiscal 2009 for each non-employee director is as follows:

Name	Aggregate Number of Option Awards Outstanding at April 30, 2009(#)	Grant Date Fair Value of Option Awards($)
Joseph Jeng	147,500	63,766
Andrew Wang	140,000	63,766
Dwight Steffensen	120,000	63,766

Compensation Committee Interlocks and Insider Participation

During fiscal 2009, none of the members of the compensation committee were officers or employees of OmniVision while they served as members of the compensation committee.  In addition, no executive officer of OmniVision served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The compensation committee of our board of directors is responsible for establishing, implementing and monitoring adherence with our compensation philosophy.  The committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable.

This section describes OmniVision’s compensation program for our executive officers.  The discussion focuses on our executive compensation policies and decisions, and the most important factors relevant to an analysis of these policies and decisions.  We address why we believe the program is right for our Company and our stockholders, and we explain how executive compensation is determined.

Currently, OmniVision has six (6) executive officers.  These executives have the broadest job responsibilities and policy-making authority in the Company.  We hold them accountable for the Company’s performance and for maintaining a culture of strong ethics.  Details of compensation for our CEO, CFO and the three other highest paid executive officers (collectively called the “Named Executive Officers”) can be found in the tables beginning on page 42.

What person or group is responsible for determining the compensation levels of executive officers?

The compensation committee of our board of directors determines compensation for all executive officers.  The compensation committee operates under a written charter adopted by the board of directors which established the duties and authority of the compensation committee. Our compensation committee’s charter is available on our website located at http://www.ovt.com/investors/corp_6.php.

The fundamental responsibilities of our compensation committee are:

•      to review and make recommendations to OmniVision’s board of directors regarding compensation plans, as well as general compensation goals and guidelines for OmniVision’s executive officers and the board of directors;

•      to review and determine all compensation arrangements for OmniVision’s executive officers (including our CEO) and to allocate total compensation among the various components of executive pay;

•      to review and approve all equity compensation awards to our executive officers (including our CEO);

•      to review and make recommendations to the board of directors regarding general compensation goals and guidelines for the Company’s employees and the criteria by which bonuses to the Company’s employees are determined; and

•      to oversee and direct OmniVision’s equity compensation plans.

In determining each executive officer’s compensation, the compensation committee reviews the performance of the Company, assesses the performance of the individuals, and confers with an independent consultant about compensation for comparable executives in the fabless semiconductor and broader technology industry.  The compensation committee also receives the CEO’s recommendations on compensation for other executive officers and consults with the board of directors.

The ability of committee members to judge performance effectively is enhanced by the exposure they get to OmniVision’s operations as members of our board of directors.  The board participates in regular updates on our business priorities, strategies and results.  As a result, the board has frequent interaction with and open access to our executive officers.  This gives the compensation committee members considerable opportunity to ask questions and assess the performance of the executive officers and the Company.

What is the composition of our compensation committee?

Each member of the compensation committee is an “independent director” as defined by the corporate governance standards of the Nasdaq Stock Market, an “outside director” as defined in the Code and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.  Membership of the committee is determined by our board of directors. Our compensation committee is comprised of Messrs. Jeng, Steffensen and Wang, and is chaired by Mr. Jeng.  Our compensation committee reviews and makes recommendations to our board and is responsible for establishing the executive compensation packages offered to our Named Executive Officers and all of our other executive officers.

What are the objectives of our compensation program for executive officers and what is it designed to reward?

The fundamental objective of our executive compensation and benefits program is to maximize stockholder value over time.  We have created a compensation package that combines short and long-term components made up of cash and equity.  The following principles guide our compensation decisions:

•      we seek to maintain compensation programs across our employee population that are fair, objective and consistent;

•      we seek to directly and substantially link compensation to corporate and individual performance measured against pre-established business plan and goals;

•      we seek to link long term stockholder and executive interests through the grant of equity awards to our executive officers; and

•      we seek to provide competitive compensation opportunities to attract the key (especially engineering) talent required for the Company’s continued success.

To do this, the 2009 compensation program was based on two fundamental principles:

1.             Pay for performance — generally pay at or below the market median related to cash compensation and at or above the market median related to equity compensation.

2.             Deliver rewards in ways that encourage executives to think and act in both the near-term and long-term interests of our stockholders.

The compensation committee reviewed our one-year and three-year performance based on the following specific measures: revenue, net income, stock price and market capitalization.  Additionally, the compensation committee assessed the Company’s strategic progress in key markets and technologies.

Most critical in the compensation committee’s assessment is OmniVision’s performance as compared to the companies in the benchmark study described below.  The compensation committee reviews the measures listed above against the same measures for our competitors.

What are the elements of executive compensation?

There are two primary elements:

1.             Near-term compensation paid in cash, consisting of base salary and bonus opportunities under our Fiscal 2009 Incentive Plan; and

2.             Long-term compensation awarded in equity, consisting of stock options and performance shares or restricted stock units.

Based on the Company’s and the executive officer’s performance, some or all of these elements can be used in any given year.  The 2007 Equity Incentive Plan, approved in 2007 by our stockholders, enables the Company to grant restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares, which are other forms of equity compensation, in addition to stock options.

OmniVision provides the following benefits to our executives generally on the same basis as the benefits provided to all employees:

•      health and dental insurance;

•      life insurance;

•      short and long-term disability;

•      employee stock purchase plan; and

•      401(k) plan with employer match.

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.  All executive officers are employed at will.  None has an employment contract.

Does the Company use a compensation consultant?

In 2007, our compensation committee retained Compensia, Inc. (“Compensia”), a nationally-recognized executive compensation consulting firm, to act as its independent compensation consultant.  Compensia continues to assist our compensation committee and, at the direction of our compensation committee, our management in evaluating competitive market changes for executive pay and in providing recommendations regarding the adjustments for base pay, annual incentive pay and long-term incentive compensation targets.  This includes the evaluation and recommendation of plan design, pay level and changes based on competitive market factors.  Additionally, Compensia assists with the evaluation of our performance against those companies selected as members of our peer group for various purposes.

How do we determine the amount of each element?

Compensia provided assessments of executive pay and benchmarking data to the compensation committee, assessed OmniVision’s corporate performance over several key measures and took part in most committee meetings that involved executive pay decisions.  The compensation committee also reviewed tally sheets prepared by Compensia which show a three-year historical review of each executive officer’s total compensation, including salary, profit sharing/bonus, equity, and accumulated realized and unrealized stock option gains, as well as future projections of some of these components of compensation.

In determining the compensation of our executive officers, Compensia’s assessment of OmniVision’s corporate performance, benchmarking data and assessment of executive pay is used in conjunction with the quarterly review by Mr. Shaw Hong, our CEO.  Mr. Hong reviews each executive officer’s performance with the compensation committee and makes recommendations to the committee with respect to the appropriate base salary, payments to be made under our cash profit sharing/bonus plan and grants of long-term equity incentive awards for all executive officers, excluding himself.  Based in part on these recommendations from our CEO and other considerations set forth in this discussion, including Compensia’s recommendations, the compensation committee approves the compensation package of our executive officers, other than our CEO.  We expect the compensation committee to continue to rely on an independent compensation and benefits consultant in evaluating executive compensation against benchmarking data and other critical comparative analysis  The compensation committee will also continue to rely significantly on the recommendations of our CEO, because the compensation committee believes management’s input is critical to properly evaluating individual executive performance.

With the assistance of Compensia, the compensation committee reviewed the major elements of OmniVision’s executive officer compensation program, in part with reference to a carefully selected peer group.  These companies are predominately located in the San Francisco Bay Area, the geographic location in which we operate and compete for executive talent.  In addition to geographic location, these companies were chosen using the following principles:

•      companies that are close industry competitors; and

•      technology companies that are similar in size as measured by revenue and head count.

For fiscal 2009, Compensia’s benchmark study included the following companies:

•      Altera Corporation

•      Applied Micro Circuits

•      Conexant Systems, Inc.

•      Cree Durham

•      Genesis Microchip Inc.

•      Intersil Corporation

•      Micrel, Inc.

•      Microsemi Corporation

•      PMC-Sierra, Inc.

•      Sigmatel, Inc.

•      Silicon Laboratories Inc.

•      Silicon Storage Technology, Inc.

•      Skyworks Solutions, Inc.

•      TriQuint Semiconductor, Inc.

•      Zoran Corporation

We believe these companies accurately reflect the business and labor market in which OmniVision competes.  For these reasons, the peer group data is used for both compensation benchmarking purposes and for performance comparisons.  In addition to this peer group, our benchmark data (which we refer to, collectively with the peer group, as the “Benchmark Companies”) also includes a broader group of similarly-sized technology companies included in data collected in published surveys.  The annual revenues of the Benchmark Companies ranged from $127 million to $1.3 billion.  The compensation committee generally believes that gathering benchmark information is an important part of our compensation related decision-making process.  However, due to aspects of our business and objectives that may be unique, the compensation committee determined, in consultation with Compensia, that the roles of certain of our executive officers other than our CEO were non-standard when compared to the closest available roles at the Benchmark Companies.  The compensation committee, in consultation with Compensia, applied discretion and adjusted for differences in job scope for these positions when compared to the Benchmark Companies to more accurately reflect the contributions of these executives.

How would you describe the CEO’s compensation package?

The compensation committee reviews the CEO’s compensation using substantially the same criteria and policies as are employed for the other executive officers.  The CEO’s total compensation package for fiscal 2009 included the same main elements as our other executive officers (i.e., base salary, stock option grants, performance shares and restricted stock units).  The CEO received no additional material compensation or benefits not provided to all executive officers.  During fiscal 2009, the compensation of Shaw Hong, our President, CEO and one of our directors, consisted of a base salary of $500,000 which represented an increase of approximately 8% from his fiscal 2008 base salary of $465,000.  Mr. Hong received no profit sharing awards in fiscal 2009.  In fiscal 2009, Mr. Hong received one performance shares grant for 40,000 shares of our common stock.  This award represents an increase of 100% from any performance shares grant in fiscal 2008.  In fiscal 2009, Mr. Hong received one stock option grant for 50,000 shares of our common stock.  This award represents a decrease of approximately 41% from the option grant to purchase 85,000 shares of common stock that he received in connection with fiscal 2008.  Mr. Hong’s fiscal year 2009, 2008 and 2007 stock option awards vest on our standard four-year vesting schedule of 25% after one year and 1/48 of the shares each month thereafter.  Furthermore, Mr. Hong did not receive a bonus under our Fiscal 2009 Incentive Plan because OmniVision did not meet certain minimum corporate performance targets, as described in greater detail under “Fiscal 2009 Incentive Plan.”

The compensation committee based its decisions regarding Mr. Hong’s compensation for fiscal 2009 on a variety of factors, including:

•      The scope and responsibility of his position,

•      Comparisons of CEO compensation levels for the Benchmark Companies,

•      Our corporate performance, and

•      His individual performance and contributions, including, among others, his strong leadership in bringing about the continued successes and achievements of the Company, including the continued development of innovative products and expansion into new products and markets.

In consultation with Compensia, the compensation committee evaluated the following factors in addition to those listed above, in determining Mr. Hong’s compensation for fiscal 2010:

•      His historical base salary in comparison to competitive market levels,

•      Historical payments made to him pursuant to our profit sharing plan compared to competitive annual incentive payment levels, and

•      His historical total compensation (base salary, bonus and equity awards) compared to competitive market levels for all three categories.

The compensation committee’s evaluation revealed that Mr. Hong’s total compensation package for fiscal 2009 was at approximately the 50th percentile of the Benchmark Companies.  Mr. Hong is eligible to (i) participate in our Fiscal 2009 Incentive Plan and (ii) receive performance share awards pursuant to our 2007 Equity Incentive Plan, both of which are described in greater detail below.

Why do we choose to pay each element and how do we decide how much to pay?

We believe our combination of near-term and long-term compensation strikes the right balance between steady pay and highly leveraged performance-based rewards that promote our stockholders’ interests.  The compensation committee’s choice of the allocation of total compensation for our executive officers across the different elements of compensation reflect consideration of our stockholders’ interests in paying what is required, but not significantly more than necessary, to achieve our corporate objectives.  We believe that, given the industry in which we operate and the geographic region in which we are located, cash and equity compensation at the percentage levels we pay our executive officers are generally necessary and sufficient to retain our existing executive officers and to hire new executive officers, when and as required.

The compensation committee determines which elements to use and sets the levels of executive compensation.  Base salaries are reviewed annually on a regular cycle that is carried out over the course of the year, culminating in June.  From time to time, off-cycle changes are made to an individual executive’s compensation as the result of an increase in job responsibility or for purposes of retention.

The specifics of each element are as follows:

Near-Term Compensation, Paid in Cash.  In order to attract, retain and motivate the superior executive talent that is crucial to the long-term creation of stockholder value, the compensation committee has determined to target executive officer base salaries and total cash compensation generally at or below the 50th percentile (when compared to the Benchmark Companies).  As a result of this allocation, a part of our executive officers’ total cash compensation is performance based and at risk.  This positioning is consistent with our fundamental pay-for-performance philosophy that cash compensation be at or below the competitive median and that equity compensation be at or above the competitive median.

Base Salary.  This is the basic, least variable form of compensation for the job an executive officer does.  OmniVision generally pays base salaries that are below the market median for officers performing comparable jobs, although this can vary depending on an individual’s performance.  In 2009, the executive officers’ base salaries were determined by evaluating the most recent available data for comparable positions at the Benchmark Companies and each officer’s role, experience, skills, knowledge, responsibilities, performance rating and past compensation levels.

The following table presents information regarding the base salaries of our Named Executive Officers for fiscal years 2010, 2009 and 2008, as well as the percentage increase or decrease of such salaries as compared to the respective prior fiscal year.

Name	Year	Base Salary ($)(1)	Percentage Increase (Decrease)
Shaw Hong	2010	500,000	0%
	2009	500,000	8%
	2008	465,000	3%
Xinping (James) He	2010	346,000	0%
	2009	346,000	10%
	2008	315,000	5%
Peter V. Leigh (2)	2010	—	N/A
	2009	285,000	8%
	2008	265,000	2%
Anson Chan (3)	2010	270,000	0%
	2009	270,000	8%
	2008	250,000	14%
Y. Vicky Chou	2010	315,000	0%
	2009	315,000	7%
	2008	295,000	5%
Bruce Weyer (4)	2010	300,000	0%
	2009	300,000	0%
	2008	300,000	N/A

(1)	Changes in the base salaries of our Named Executive Officers are determined in June and become effective on July 1st of each year.
(2)	Mr. Leigh retired as the Company’s Chief Financial Officer in fiscal year 2009.
(3)	Mr. Chan was appointed as the Company’s Chief Financial Officer in October 2008.
(4)	Mr. Weyer joined the Company in fiscal year 2008.

Fiscal 2009 Incentive Plan.   On June 25, 2008, the compensation committee approved our Fiscal 2009 Incentive Plan which replaced our Profit Sharing/Bonus Plan for our executive officers.  The purpose of the Fiscal 2009 Incentive Plan was to reward executive officers for successful achievement of certain individual and corporate performance goals during fiscal year 2009.

The actual bonuses payable under the Fiscal 2009 Incentive Plan, if any, were to vary depending on the executive officer’s individual performance and OmniVision’s achievement of certain corporate performance goals.  For fiscal 2009, the corporate performance goals related to (i) OmniVision’s achievement of certain revenue targets and (ii) OmniVision’s achievement of certain non-GAAP operating income targets, with each factor representing 50% of the corporate performance goals.  If the corporate performance goal targets were not met, the executive officers would have been eligible to receive a reduced bonus so long as OmniVision met certain minimum targets for the corporate performance goals.  Alternatively, if OmniVision’s actual performance had exceeded the targets for the corporate performance goals, the total bonus payable would have been up to a maximum of 175% of the target bonus.

Assuming such corporate performance goals are met, the actual bonus paid to each executive officer will depend on such executive officer’s individual performance, as determined by OmniVision’s chief executive officer and/or the compensation committee.  Based on such individual performance, such executive officer may be eligible to receive up to 100% of his or her portion of the total bonus, subject to the achievement of the corporate performance goals, or the portion of the total bonus such executive officer would otherwise be entitled to receive may be reduced.

In fiscal 2009, no bonuses were paid under the Fiscal 2009 Incentive Plan because (i) OmniVision did not have positive net income for fiscal year 2009 and (ii) both fiscal year 2009 revenue and non-GAAP operating income were not at least equal to OmniVision’s fiscal year 2008 performance.

Profit Sharing/Bonus Awards.  The profit sharing awards were paid under our executive officer cash profit sharing/bonus plan, which was part of a cash profit sharing/bonus plan that we had in place for all of our employees.  The profit sharing awards were paid on a quarterly basis and the total amount of the quarterly awards to be allocated to all employees was based on a percentage of pre-tax profits (excluding stock-based compensation) that was recommended by the CEO and approved by the compensation committee.  In fiscal 2009, our Profit Sharing/Bonus Plan was replaced by our Fiscal 2009 Incentive Plan.

The following table presents information regarding the profit sharing/bonus awards paid to our Named Executive Officers for fiscal years 2009 and 2008, as well as the percentage increase or decrease of such profit sharing/bonus awards as compared to the respective prior fiscal year.  Given our Profit Sharing/Bonus Plan was terminated in fiscal 2009, no awards were granted under this plan in fiscal 2009.

Name	Year	Profit Sharing/ Bonus Awards ($)(1)	Percentage Increase (Decrease)
Shaw Hong	2009	18,500	(72)%
	2008	65,000	3%
Xinping (James) He	2009	17,000	(71)%
	2008	59,000	4%
Peter V. Leigh (2)	2009	10,000	(71)%
	2008	35,000	23%
Anson Chan (3)	2009	12,000	(72)%
	2008	43,000	330%
Y. Vicky Chou	2009	16,000	(71)%
	2008	56,000	8%
Bruce Weyer (4)	2009	10,000	(60)%
	2008	25,000	N/A

(1) Profit sharing awards earned in the last quarter of fiscal year 2008 and paid in the first quarter of fiscal year 2009.

(2) Mr. Leigh retired as the Company’s Chief Financial Officer in fiscal year 2009.

(3) Mr. Chan was appointed as the Company’s Chief Financial Officer in October 2008.

(4) Mr. Weyer joined the Company in fiscal year 2008.

Long-Term Compensation, Awarded in Equity.  Prior to fiscal 2009, the compensation committee granted all long-term compensation in the form of stock options because the 2000 Stock Plan did not provide for any form of equity compensation other than stock options.  However, commencing in fiscal 2008, the compensation committee could grant additional incentive awards to our employees, because the 2007 Equity Incentive Plan which replaced the 2000 Stock Plan provides for the grant of several types of incentive awards, including stock options, restricted stock, restricted stock units, performance shares and performance units.  The compensation committee believes that equity compensation promotes long-term focus, aligns our executives’ interests with those of our stockholders, and helps us retain key individuals.  Members of our executive team are highly regarded and sought after in the semiconductor and other high-technology industries, and the compensation committee believes it is important to retain a strong, capable executive team.  In part, because none of our executive officers has an employment contract, the compensation committee believes that equity is its strongest compensation tool for retention.

The compensation committee believes long-term equity compensation aligns the interests of executive officers with stockholders by providing a significant incentive to each of our executive officers to remain employed by OmniVision and to benefit from long-term value they help to create for our stockholders.  Consistent with this belief, our executive officers (excluding our CEO) are generally provided long-term equity awards on an annual basis, and, consistent with our pay-for-performance philosophy, long-term incentive awards for our executive officers are generally targeted at or above competitive median levels (as measured against data provided by Compensia relating to the Benchmark Companies), depending upon corporate and individual performance as assessed by our CEO.  In addition, when determining the total amount to be granted annually to all recipients, including executive officers, the compensation committee considers the amount and value of equity compensation grants already held by the executive officer, overall dilution, OmniVision’s achievement of its corporate performance targets, retention objectives and the executive officer’s potential contribution to the creation of long-term stockholder value.

Stock Options.  Each stock option represents the right to purchase a specified number of shares of our common stock at a set exercise price subject to the terms and conditions of an option agreement.  The exercise price is the closing stock price of OmniVision stock on the day the compensation committee grants the option.  As a result, any value that an executive receives from a stock option is solely the result of increases in the value of OmniVision stock.  An increase in the value of OmniVision stock benefits all of our stockholders, thus aligning executive and stockholder interests.  In general, options become exercisable over four years: 25% of the shares subject to the option vest one year from the date of grant and the remaining shares vest at a rate of 1/48 of the shares per month.  They have a term of 10 years.

Performance Share Awards.  Commencing in fiscal 2009, the compensation committee approved the grant of performance share awards under the 2007 Equity Incentive Plan to named executive officers of OmniVision.  The number of performance shares that an executive officer earns under the awards is based on OmniVision’s achievement of certain corporate performance goals over the one year period following the grant.  The number of earned performance shares that an executive officer is eligible to receive may be reduced (but not increased) depending on such executive officer’s individual performance.  50% of the earned performance shares will vest on the second anniversary of the date of grant and 50% of the earned performance shares will vest on the third anniversary of the date of grant, subject to such executive officer’s continued service to OmniVision on such dates.

The corporate performance goals relate to (i) OmniVision’s achievement of certain revenue targets and (ii) OmniVision’s achievement of certain non-GAAP operating income targets, with each factor representing 50% of the corporate performance goals.  If the corporate performance goal targets are not met, the executive officers may still earn a number of performance shares that is less than the target number of performance shares so long as OmniVision meets certain minimum targets for the corporate performance goals.  Alternatively, if OmniVision’s actual performance exceeds the targets for the corporate performance goals, the total number of performance shares earned under the awards may be up to a maximum of 175% of the target number of performance shares.

Assuming such corporate performance goals are met, the number of earned performance shares that each executive officer is eligible to receive will depend on such executive officer’s individual performance, as determined by the compensation committee with the input of Shaw Hong, our CEO, except with respect to the determination of his own individual performance.  Based on such individual performance, such executive officer may be eligible to receive up to 100% of the performance shares earned based on the achievement of the corporate performance goals, or the performance shares such executive officer will receive may be reduced below the number such executive officer would otherwise have earned based on the achievement of the corporate performance goals.

No performance shares will be granted in fiscal 2010, as described in greater detail under “What changes have been made to the officers’ compensation package, if any, for fiscal 2010.”

The following table presents information regarding the stock options and restricted stock units granted to our Named Executive Officers for fiscal years 2010, 2009 and 2008, as well as the percentage increase or decrease in the number of such stock option grants as compared to the respective prior fiscal year, and the target number of performance shares granted to our Named Executive Officers for fiscal 2009.

Name	Year	Exercise Price ($)	Number of Shares Underlying Options (#)(1)	Target Number of Performance Shares Subject to Award(2)	Number of Shares Underlying Restricted Stock Units(3)	Percentage Increase (Decrease) for Option grants
Shaw Hong	2010	10.41	79,000	—	45,000	58%
	2009	11.95	50,000	40,000		(41)%
	2008	14.93	85,000	—		0%
Xinping (James) He	2010	10.41	37,000	—	22,500	6%
	2009	11.95	35,000	20,000		(50)%
	2008	14.93	70,000	—		0%
Peter V. Leigh(4)	2010	10.41	—	—		N/A
	2009	11.95	27,500	14,500		10%
	2008	14.93	25,000	—		100%
Anson Chan(5)	2010	10.41	33,000	—	16,000	22%
	2009	11.95	27,000	14,000		(46)%
	2008	14.93	50,000	—		(80)%
Y. Vicky Chou	2010	10.41	37,000	—	22,500	16%
	2009	11.95	32,000	18,000		(47)%
	2008	14.93	60,000	—		0%
Bruce Weyer(6)	2010	10.41	20,000	—	12,000	25%
	2009	11.95	16,000	8,000		(92)%
	2008	14.93	200,000	—		N/A

(1)	We grant equity awards on an annual basis.
(2)

These shares represented the “target” number of performance shares that would be issued if certain performance goals had been achieved at the end of fiscal 2009. At the end of fiscal 2009, certain performance goals were not achieved and the performance shares were cancelled.

(3)	These shares represented the restricted stock units granted for fiscal year 2010.
(4)	Mr. Leigh retired as the Company’s Chief Financial Officer in fiscal year 2009.
(5)	Mr. Chan was appointed as the Company’s Chief Financial Officer in October 2008.
(6)	Mr. Weyer joined the Company in fiscal year 2008.

What changes have been made to the officers’ compensation package, if any, for fiscal 2010?

In fiscal 2010, the compensation committee will not grant performance share awards under our 2007 Equity Incentive Plan.  Due to the current business and economic uncertainties, the compensation committee shifted away from granting performance share awards to time based restricted stock units awards.

In addition, in fiscal 2010, the compensation committee may approve the grant of a variety of equity awards including options and restricted stock units under our 2007 Equity Incentive Plan.

When do we grant stock options?

Equity awards are generally granted by our compensation committee at its regularly scheduled meeting each quarter.  The meetings of our board and our compensation committee generally occur in the week that we announce our financial results for the previous quarter and year.

We have no program, plan or practice to coordinate equity awards with the release of material information.  The compensation committee does not accelerate or delay equity awards in response to material information, nor do we delay the release of information due to plans for making equity awards.

How do our decisions regarding each element affect decisions regarding other elements?

The compensation committee considers total compensation when setting the compensation of the executive officers.  The compensation committee reviews each executive officer’s total compensation and benefits package.  The compensation committee also considers competitive pay practices for each element of compensation.  In addition, the compensation committee considers the retention value of the long-term equity currently held by the executive.  Based on this review, the compensation committee may decide to adjust one or more elements of an executive’s total compensation.

Are any of our executive officers entitled to receive compensation following termination of employment?

We currently do not have employment agreements or change-of-control agreements with our executive officers, and there are no other arrangements that entitle our executive officers to receive compensation from us following the termination of their employment, except for the 2007 Equity Incentive Plan which provides for special provisions for vesting and payment for participants in the plan (including our executive officers) in certain circumstances in the event of a change of control.

Is tax and accounting treatment of compensation under Section 162(m) of the Code considered?

Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to the Company’s CEO and four other highest compensated officers to the extent that the officer’s compensation (other than qualified performance-based compensation) exceeds $1 million.  The compensation committee considers the impact of this deductibility limit on the compensation that it intends to award.  The committee exercises its discretion to award compensation that does not meet the requirements of Section 162(m) when it considers it in the best interest of the Company to do so.  It is our policy that, where reasonably practicable and where we reasonably believe that there may be a material and adverse impact to the Company from lost deductions, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m).  When setting equity compensation, the compensation committee also considers the estimated cost for financial reporting purposes.

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A.  Although we do not maintain traditional nonqualified deferred compensation plans, Section 409A does apply to certain change of control provisions included in our 2007 Equity Incentive Plan.  Consequently, to assist in avoiding additional tax under Section 409A, we have designed the 2007 Equity Incentive Plan in a manner to avoid the application of Section 409A.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with OmniVision’s management.  Based upon the review and discussions noted above, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by:

THE COMPENSATION COMMITTEE

Joseph Jeng, (Chairperson)
Dwight Steffensen
Andrew Wang

SUMMARY COMPENSATION TABLE

The following table presents information concerning the total compensation of the Company’s CEO, CFO and the three other most highly compensated officers during the last fiscal year (the “Named Executive Officers”) for services rendered to the Company in all capacities for the fiscal year ended April 30, 2009.

			Discretionary
			Non-Plan	Option	All Other
		Salary	Based Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)

Shaw Hong	2009	494,167	18,500	894,768	20,002	1,427,437
Chairman of the Board, CEO and	2008	462,500	65,000	1,016,896	24,155	1,568,551
President (Principal Executive	2007	445,833	63,000	1,145,762	25,970	1,680,565
Officer)

Xinping (James) He	2009	340,833	17,000	682,764	19,396	1,059,993
Chief Operating Officer	2008	312,500	59,000	740,692	23,411	1,135,603
	2007	293,333	57,000	768.393	27.915	1,146,641

Peter V. Leigh(3)	2009	115,417	10,000	274,218	5,437	405,072
Chief Financial Officer (Principal	2008	261,109	35,000	562,751	11,356	870,216
Financial Officer)	2007	259,000	28,500	838,808	11,411	1,137,719

Anson Chan(4)	2009	262,513	12,000	688,401	21,558	984,472
Chief Financial Officer (Principal	2008	245,000	43,000	652,375	26,118	966,493
Financial Officer) and Vice	2007	174,167	20,000	442,419	16,911	653,497
President of Finance

Y. Vicky Chou	2009	311,667	16,000	571,719	18,094	917,480
Vice President of Legal and	2008	292,500	56,000	567,093	26,167	941,760
General Counsel	2007	273,333	52,000	499,227	30,267	854,827

Bruce Weyer(5)	2009	296,041	10,000	469,644	28,009	803,694
Vice President of Marketing	2008	193,077	25,000	304,171	70,603	592,851

(1)

These amounts do not represent income that the named individual received during the fiscal year, or may receive in any future year. Rather, these amounts represent the amortization expense of stock option related compensation that we recognized in fiscal 2009, in accordance with Statement of Financial Accounting Standards No. 123, as revised, “Share-Based Payment”, or SFAS No. 123(R). For purposes of this disclosure we ignore the adjustments we make for forfeiture assumptions to the aggregate expense we recognize. These amounts include the amortization expense relating to stock options granted on July 1, 2008, as well as to grants made in prior years. The exercise price of the stock option grants was $11.95, and was equal to the closing price of our common stock as reported on NASDAQ on the grant date. The per share grant date fair value of each award on July 1, 2008 was $4.83 computed in accordance with SFAS No. 123(R). For a discussion of the valuation assumptions we use, see Note 13 to our 2009 Consolidated Financial Statements, included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2009.

(2)

These amounts reflect (i) SFAS No. 123(R) related compensation costs we recognized for the respective officer’s participation in our 2000 Employee Stock Purchase Plan, if any, (ii) matching contributions we paid into the respective officer’s 401(K) savings account and (iii) group life insurance and health benefit plan premiums we paid for the benefit of the respective officer. These benefits are generally made available on a non-discriminatory basis to all of our U.S. employees. None of our officers has received any benefit that individually exceeded $25,000 or 10% of the officer’s total compensation.

(3)	Mr. Leigh retired as the Company’s Chief Financial Officer in fiscal year 2009.
(4)	Mr. Chan was appointed as the Company’s Chief Financial Officer in October 2008.
(5)	Mr. Weyer joined the Company in fiscal year 2008.

GRANTS OF PLAN-BASED AWARDS

The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during the fiscal year ended April 30, 2009.

Name	Grant Date	Target Number of Performance Shares Subject to Award(#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards(5)

Shaw Hong	7/1/2008	40,000	50,000	11.95	241,670

Xinping He	7/1/2008	20,000	35,000	11.95	169,319

Peter Leigh (6)	7/1/2008	14,500	27,500	11.95	132,938

Anson Chan (7)	7/1/2008	14,000	27,000	11.95	130,232

Y. Vicky Chou	7/1/2008	18,000	32,000	11.95	154,827

Bruce Weyer (8)	7/1/2008	8,000	16,000	11.95	77,175

(1)

These shares represented the “target” number of performance shares that would be issued if certain performance goals had been achieved at the end of fiscal 2009. At the end of fiscal 2009, certain performance goals were not achieved and the performance shares were cancelled.

(2)	Options were granted at fair market value under our 2007 Equity Incentive Plan, as described in further detail under “Long-Term Compensation, Awarded in Equity” section on page 44.
(3)

We generally grant stock options on an annual basis. In general, the options vest at a rate of twenty-five percent on the first anniversary of the grant date, and in equal monthly amounts over the next three years.

(4)	The exercise price for each stock option is the closing price of our common stock on the grant date, as reported on NASDAQ.
(5)	The grant date fair value represents the value of each stock option computed on the grant date in accordance with SFAS No. 123(R).
(6)	Mr. Leigh retired as the Company’s Chief Financial Officer in fiscal year 2009.
(7)	Mr. Chan was appointed as the Company’s Chief Financial Officer in October 2008.
(8)	Mr. Weyer joined the Company in fiscal year 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents certain information concerning equity awards held by the Named Executive Officers at the end of the fiscal year ended April 30, 2009.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)

Shaw Hong	110,000	0	16.4000	6/09/2013	(4)
	150,000	0	18.7700	2/21/2015	(4)
	32,500	0	13.2500	8/22/2015	(2)
	58,437	26,563	25.5600	6/12/2016	(4)
	91,666	8,334	16.6900	8/28/2016	(3)
	37,187	47,813	14.9300	5/30/2017	(4)
	0	50,000	11.9500	7/01/2018	(4)

Xinping (James) He	13,979	0	6.0050	6/07/2012	(5)
	60,000	0	16.4000	6/09/2013	(5)
	97,500	0	11.5500	8/20/2014	(5)
	48,125	21,875	25.5600	6/12/2016	(5)
	82,500	7,500	16.6900	8/28/2016	(3)
	30,625	39,375	14.9300	5/30/2017	(5)
	0	35,000	11.9500	7/01/2018	(5)

Peter V. Leigh(10)	336,950	0	12.1200	6/14/2009	(6)
	17,500	0	13.2500	6/14/2009	(2)
	36,666	0	16.6900	6/14/2009	(3)
	10,937	0	14.9300	6/14/2009	(6)

Anson Chan(11)	171,875	78,125	16.8900	8/14/2016	(7)
	21,874	28,126	14.9300	5/30/2017	(7)
	0	27,000	11.9500	7/01/2018	(7)

Y. Vicky Chou	40,000	0	8.2750	6/09/2013	(8)
	12,500	0	11.5500	8/20/2014	(8)
	41,250	18,750	25.5600	6/12/2016	(8)
	64,166	5,834	16.6900	8/28/2016	(3)
	26,250	33,750	14.9300	5/30/2017	(8)
	0	32,000	11.9500	7/01/2018	(8)

Bruce Weyer(12)	83,333	116,667	19.3800	5/30/2017	(9)
	0	16,000	11.9500	7/01/2018	(9)

(1)

Except as otherwise indicated in notes (2) and (3) below, twenty-five percent of the shares subject to each option grant shown here vest one year after the vesting commencement date, and the remainder vest monthly over the following thirty-six months.

(2)	All of the shares were fully vested on 4/30/06.
(3)	The shares subject to this grant vest monthly over thirty-six months, starting on 7/1/06.
(4)	The vesting commencement dates of these option grants are 7/1/03, 1/1/05, 7/1/06, 7/1/07 and 7/1/08, respectively.
(5)	The vesting commencement dates of these option grants are 7/1/02, 7/1/03, 7/1/04, 7/1/06, 7/1/07 and 7/1/08, respectively.
(6)	The vesting commencement date of these option grants are 9/10/04 and 7/1/07, respectively.
(7)	The vesting commencement dates of these option grants are 7/17/06, 7/1/07 and 7/1/08, respectively.
(8)	The vesting commencement dates of these option grants are 7/1/03, 7/1/04, 7/1/06, 7/1/07 and 7/1/08, respectively.
(9)	The vesting commencement dates of these option grants are 8/27/07 and 7/1/08, respectively.
(10)	Mr. Leigh retired as the Company’s Chief Financial Officer in fiscal year 2009.
(11)	Mr. Chan was appointed as the Company’s Chief Financial Officer in October 2008.
(12)	Mr. Weyer joined the Company in fiscal year 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of July 27, 2009 by:

•                  each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

•                  each of our directors;

•                  each of the Named Executive Officers named in the “Summary Compensation Table” on page 47; and

•                  all of our directors and executive officers as a group.

Unless otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Number of Shares Underlying Options	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned(2)
5% or Greater Stockholders:
FMR LLC(3)	6,299,500		6,299,500	12.4%
Dimensional Fund Advisors LP (4)	2,819,521		2,819,521	5.64%
Royce & Associates, LLC(5)	2,901,500		2,901,500	5.7%
Fisher Investments(6)	2,691,775		2,691,775	5.3%
Current Directors and Named Executive Officers:
Shaw Hong(7)	413,478	520,414	933,892	1.8%
Xinping (James) He(8)	306,338	363,562	669,900	1.3%
Peter V. Leigh(9)	7,000	—	7,000	*
Anson Chan(10)	6,697	231,750	238,447	*
Y. Vicky Chou	9,597	210,500	220,097	*
Bruce Weyer(11)	—	104,666	104,666	*
Joseph Jeng	—	112,500	112,500	*
Andrew Wang	—	105,000	105,000	*
Dwight Steffensen	—	85,000	85,000	*
All current directors and executive officers as a group (10 persons)	753,756	2,063,724	2,817,480	5.3%

*	Less than 1%.
(1)	Unless otherwise noted, the address of each listed stockholder is that of our principal executive offices: 4275 Burton Drive, Santa Clara, California 95054.
(2)

This table is based upon information supplied by officers, directors and principal stockholders. Percentage of beneficial ownership is based on 50,680,661 shares of common stock outstanding as of July 27, 2009. For each named person, this percentage includes common stock that such person has the right to acquire either currently or within 60 days of July 27, 2009, including upon the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.

(3)

Information with respect to the number of shares beneficially owned is based solely on information contained in a Schedule 13G/A filed with the SEC by FMR LLC (“FMR”) on February 17, 2009. FMR reported that it had sole dispositive power over all of the 6,299,500 shares listed above. Pursuant to the instructions in Item 7 of Schedule 13G, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 6,177,000 shares of the common stock of the Company as a result its acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 5,535,000 shares of the Company’s common stock. FMR, through its control of Fidelity, and Edward C. Johnson 3d, chairman of FMR, and the funds each has sole power to dispose of the 6,177,000 shares owned by the funds. Neither FMR nor Edward C. Johnson 3d has sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ boards of trustees. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary FMR and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 122,500 shares of the Company’s common stock as a result of its servicing as investment manager of institutional accounts owning such shares. Edward C. Johnson and FMR, through its control of PGATC, each has sole dispositive power over 122,500 shares and sole power to vote or to direct the voting of 107,100 shares of the Company’s common stock. The address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)

Information with respect to the number of shares beneficially owned is based solely on information contained in a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP (“Dimensional”) on February 9, 2009. Dimensional reported that it had sole dispositive power over all of the 2,819,521 shares listed above. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Issuer described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. Dimensional has the sole voting power to vote or to direct the voting of 2,728,745 shares of the Company’s common stock. The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)

Information with respect to the number of shares beneficially owned is based solely on information contained in a Schedule 13G filed with the SEC by Royce & Associates, LLC (“Royce”) on January 27, 2009. Royce reported that it had sole dispositive and voting power over all of the 2,901,500 shares listed above. The address of Royce is 1414 Avenue of the Americas, New York, New York 10019.

(6)

Information with respect to the number of shares beneficially owned is based solely on information contained in a Schedule 13G filed with the SEC by Fisher Investments (“Fisher”) on January 21, 2009. Fisher reported that it had sole dispositive power over all of the 2,691,775 shares listed above. Fisher has the sole voting power to vote or to direct the voting of 1,252,450 shares of the Company’s common stock. The address of Fisher is 13100 Skyline Blvd., Woodside, California 94062.

(7)	Includes 413,478 shares of common stock held by the Hong Family Trust of which Mr. Hong is a trustee.
(8)	Includes 117,200 shares of common stock held by the He Children’s Trust of which Mr. He is a trustee.
(9)	Mr. Leigh retired as the Company’s Chief Financial Officer in fiscal year 2009.
(10)	Mr. Chan was appointed as the Company’s Chief Financial Officer in October 2008.
(11)	Mr. Weyer joined the Company in fiscal year 2008.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

We are not a party to any employment agreements or change of control arrangements with any of our Named Executive Officers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the audit committee of the board of directors shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.

The audit committee of the board of directors is composed of three independent directors appointed by the board of directors, each of whom is independent under the applicable rules of the Nasdaq Stock Market.  The members of the audit committee during fiscal 2009 were Joseph Jeng, Dwight Steffensen and Andrew Wang, with Mr. Steffensen serving as the chairman of the audit committee.

The audit committee operates under a written charter.  A copy of the charter of our audit committee is available on our website located at http://www.ovt.com/investors/corp_5.php.

In accordance with its charter, the primary purpose of the audit committee is to assist the board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including reviewing the financial reports and other financial information provided by us to any governmental or regulatory body, the public or other users thereof, our systems of internal control over financial reporting, the annual independent audit of our financial statements and our legal compliance and ethics programs as established by management and the board of directors.

The audit committee does not conduct auditing reviews or procedures.  The audit committee relies on management’s representation that our financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America.

Consistent with policies adopted by the SEC regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and terminating the services of our independent registered public accounting firm.  The audit committee reviews reports and provides guidance to our independent registered public accounting firm with respect to its annual audit and approves all audit and non-audit services provided by our independent registered public accounting firm in accordance with applicable regulatory requirements.  In connection with the standards for independence of external auditors promulgated by the SEC, during the 2010 fiscal year, the audit committee will consider, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining the independence of the independent registered public accounting firm.

The audit committee received from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and us that might bear on the firm’s independence consistent with Independence Standards Board Standard No. 1 “Independence Discussion with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to the firm’s independence.  The audit committee also discussed with management and the independent registered public accounting firm the quality and adequacy of our internal controls and responsibilities, budget and staffing.  The audit committee also reviewed with the independent registered public accounting firm its audit plan, audit scope and identification of audit risks.

The audit committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.  The audit committee reviewed and discussed our audited financial statements for fiscal 2009 and our assessment of internal control over financial reporting with management and the independent registered public accounting firm.  Management has the responsibility for the preparation of our financial statements and for maintaining effective internal control over financial reporting and the independent registered public accounting firm has the responsibility for the audit of those statements and the effectiveness of internal control over reporting.

Based on the above review and discussions with management and the independent registered public accounting firm, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended April 30, 2009 for filing with the Securities and Exchange Commission.  The audit committee also recommended the reappointment, subject to stockholder approval, of the independent registered public accounting firm, and the board of directors concurred in such recommendation.

Respectfully submitted by:

THE AUDIT COMMITTEE

Dwight Steffensen (Chairperson)
Joseph Jeng
Andrew Wang

RELATED PARTY TRANSACTIONS

Jeanette Ishibashi, our Director of China Operations and Mr. Hong’s daughter, earned an aggregate compensation of $153,300 during fiscal 2009.

Policies and Procedures for Related Party Transactions

We have adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, or any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the case it is inappropriate for our audit committee to review such transaction due to a conflict of interest.  Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval.  In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  The transaction described above was entered into prior to the adoption of this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.  Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, except as noted below we believe that all executive officers, directors and 10% stockholders complied with all applicable filing requirements during fiscal 2009.

Directors Joseph Jeng, Dwight Steffensen and Andrew Wang were delinquent in the filing of a Form 4 to the grant of an option to purchase shares of our common stock under our 2007 Equity Incentive Plan.

OTHER MATTERS

We are not aware of any other matters to be submitted at the 2009 Annual Meeting.  If any other matters properly come before the 2009 Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS OF
OMNIVISION TECHNOLOGIES, INC.

Dated: August 10, 2009

Appendix A

OMNIVISION TECHNOLOGIES, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

1.             Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions.  This Plan includes two components: a Code Section 423 Plan Component and a Non-423 Plan Component.  The Company’s intention is to have the Code Section 423 Plan Component qualify as an “employee stock purchase plan” under Section 423 of the Code, (although the Company makes no undertaking or representation to maintain such qualification).  The provisions of the Code Section 423 Plan Component, accordingly, will be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.  In addition, this Plan authorizes the grant of options under the Non-423 Plan Component that do not qualify under Section 423 of the Code, pursuant to rules, procedures or sub-plans adopted by the Administrator that are designed to achieve tax, securities laws or other objectives for Eligible Employees and/or the Company.  Except as otherwise indicated, the Non-423 Plan Component will operate and be administered in the same manner as the Code Section 423 Plan Component.

2.             Definitions.

(a)           “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b)           “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Change in Control” means the occurrence of any of the following events:

(i)    Change in Ownership of the Company.  A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; or

(ii)   Change in Effective Control of the Company.  If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)  Change in Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.  For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(d), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(e)           “Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(f)            “Code Section 423 Plan Component” means the component of this Plan that is intended to meet the requirements set forth in Section 423(b) of the Code, as amended.  The provisions of the Code Section 423 Plan Component shall be construed, administered and enforced in accordance with Section 423(b).

(g)           “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(h)           “Common Stock” means the common stock of the Company.

(i)            “Company” means Omnivision Technologies, Inc., a Delaware corporation, or any successor thereto.

(j)            “Compensation” means all cash compensation reportable on Form W-2, including without limitation base straight time gross earnings, sales commissions, payments for overtime, shift premiums, incentive compensation, incentive payments, bonuses and other compensation, but does not include any non-cash compensation.

(k)           “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator will determine whether employees of any Designated Subsidiary shall participate in the Code Section 423 Plan Component or the Non-423 Plan Component.

(l)            “Director” means a member of the Board.

(m)          “Eligible Employee” means any individual who is a common law employee of the Company or a Designated Subsidiary and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, other than an employee of a Designated Subsidiary under the Non-423 Plan Component, who, as of the Enrollment Date, resides in a country that has been excluded from participation in the Plan or who, as of the Enrollment Date, is otherwise determined ineligible for participation in the Non-423 Plan Component, at the discretion of the Administrator.  For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves.  Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.  The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis for employees who may participate in the Code Section 423 Plan Component) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is an executive, officer or other manager, or (v) is a highly compensated employee under Section 414(q) of the Code.  Notwithstanding the foregoing, for options granted under the Non-423 Plan Component, Eligible Employee shall also mean any other employee of a Designated Subsidiary to the extent that local law requires participation in the Plan to be extended to such employee, as determined by the Administrator.

(n)           “Employer” means the employer of the applicable Eligible Employee(s).

(o)           “Enrollment Date” means the first Trading Day of each Offering Period.

(p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(q)           “Exercise Date” means the last Trading Day of each Purchase Period.

(r)            “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value

will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or on the last preceding Trading Day if the date of determination is not a Trading Day), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or on the last preceding Trading Day if the date of determination is not a Trading Day), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

(s)           “Fiscal Year” means the fiscal year of the Company.

(t)            “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(u)           “Non-423 Plan Component” means a component of this Plan that is not intended to meet the requirements set forth in Section 423(b) of the Code, as amended.

(v)           “Offering Periods” means the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after June 1 and December 1 of each year and terminating on the last Trading Day in the periods ending twenty-four (24) months later.  The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.

(w)          “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x)            “Participant” means an Eligible Employee that participates in the Plan.

(y)           “Plan” means this Omnivision Technologies, Inc. 2009 Employee Stock Purchase Plan, which includes a Code Section 423 Plan Component and a Non-423 Plan Component.

(z)            “Purchase Period” means the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date.

(aa)         “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20.

(bb)         “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(cc)         “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

3.             Eligibility.

(a)           Offering Periods.  Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.

(b)           Limitations.  Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4.             Offering Periods.  The Plan will be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after June 1 and December 1 each year, or on such other date as the Administrator will determine.  The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.             Participation.  An Eligible Employee may participate in the Plan by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.

6.             Payroll Deductions.

(a)           At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation, which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have the payroll deductions made on such day applied to his or her account under the subsequent Purchase Period or Offering Period.  A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b)           Payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c)           All payroll deductions made for a Participant will be credited to his or her account under the Plan and will be withheld in whole percentages only.  A Participant may not make any additional payments into such account.

(d)           A Participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator; provided, however, that a Participant may only make one payroll deduction change during each month of the Offering Period.  If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10).  The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by Participants during any Offering Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration.  Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e)           Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period.  Subject to Section 423(b)(8) of the Code and Section 3(b) hereof, payroll deductions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f)            Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, and (ii) the Eligible Employee is participating in the Non-423 Plan Component or the Administrator determines that cash contributions are permissible under Section 423 of the Code.

(g)           At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s or Employer’s federal, state, or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the United States, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock.  At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate.

7.             Grant of Option.  On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than a number of shares determined by dividing $12,500 by the Fair Market Value of a share of the Company’s Common Stock (subject to any adjustment pursuant to Section 19) on the Enrollment Date, and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13.  The Eligible Employee may accept the grant of such option with respect to an Offering Period by electing to participate in the Plan in accordance with the requirements of Section 5.  The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period.  Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10.  The option will expire on the last day of the Offering Period.

8.             Exercise of Option.

(a)           Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions from his or her account.  No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10.  Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant.  During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)           If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering

Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20.  The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9.             Delivery.  As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator.  The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer.  The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.  No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10.           Withdrawal.

(a)           A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator.  All of the Participant’s payroll deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period.  If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b)           A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11.           Termination of Employment.  Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated.

12.           Interest.  No interest will accrue on the payroll deductions of a participant in the Plan, except as may be required by applicable law, as determined by the Company, for Participants in the Non-423 Plan Component (or the Code Section 423 Plan Component if permitted under Code Section 423).

13.           Stock.

(a)           Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 2,500,000 shares of Common Stock.

(b)           Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c)           Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14.           Administration.  The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws.  The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan.  Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.  Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Non-423 Plan Component to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States.  Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with local requirements.  Further, the Administrator is authorized to adopt sub-plans applicable to particular Designated Subsidiaries or locations under the Non-423 Plan Component.  The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

15.           Designation of Beneficiary.

(a)           If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash.  In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option.  If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b)           Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c)           All beneficiary designations will be in such form and manner as the Administrator may designate from time to time.

16.           Transferability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.           Use of Funds.  The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions unless otherwise required under local law, as determined by the Administrator (in which case, the affected options will be granted under the Non-423 Plan Component, if necessary).  Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.

18.           Reports.  Individual accounts will be maintained for each Participant in the Plan.  Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19.                                 Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a)           Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator.  The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation.  The Administrator will notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)           Merger or Change in Control.  In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end.  The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control.  The Administrator will notify each Participant in writing prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.           Amendment or Termination.

(a)           The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason.  If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19).  If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under local laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

(b)           Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c)           In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)    amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an Offering Period underway at the time;

(ii)   altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii)  shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;

(iv)  reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions; and

(v)   reducing the maximum number of Shares a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

21.           Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.           Conditions Upon Issuance of Shares.  Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.           Code Section 409A.  The Code Section 423 Plan Component is exempt from the application of Code Section 409A.  The Non-423 Plan Component is intended to be exempt from Code Section 409A under the short-term deferral exception and any ambiguities in the Plan shall be construed and interpreted in accordance with such intent.  In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A.  Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto.  The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

24.           Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25.           Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

26.           Severability.  If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

27.           Automatic Transfer to Low Price Offering Period.  To the extent permitted by Applicable Laws, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

Appendix B

OMNIVISION TECHNOLOGIES, INC.

2007 EQUITY INCENTIVE PLAN

(as amended July 30, 2009)

1.                                       Definitions.  As used herein, the following definitions will apply:

(a)                                  “Administrator” means the Board or any of its Committees as will be administering the 2007 Plan, in accordance with Section 4 of the 2007 Plan.

(b)                                 “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the 2007 Plan.

(c)                                  “Award” means, individually or collectively, a grant under the 2007 Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(d)                                 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the 2007 Plan.  The Award Agreement is subject to the terms and conditions of the 2007 Plan.

(e)                                  “Board” means the Board of Directors of the Company.

(f)                                    “Change in Control” means the occurrence of any of the following events:

(i)                                     Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)                                  The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)                               A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the 2007 Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)                              The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(g)                                 “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h)                                 “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i)                                     “Common Stock” means the common stock of the Company.

(j)                                     “Company” means OmniVision Technologies, Inc., a Delaware corporation, or any successor thereto.

(k)                                  “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l)                                     “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the 2007 Plan as “performance-based compensation” under Section 162(m) of the Code.

(m)                               “Director” means a member of the Board.

(n)                                 “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)                                 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)                                 “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system.  If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock as the Administrator may determine in good faith.

(r)                                    “Fiscal Year” means the fiscal year of the Company.

(s)                                  “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)                                    “Inside Director” means a Director who is an Employee.

(u)                                 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)                                 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)                               “Option” means a stock option granted pursuant to the 2007 Plan.

(x)                                   “Outside Director” means a Director who is not an Employee.

(y)                                 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)                                   “Participant” means the holder of an outstanding Award.

(aa)                            “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(bb)                          “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(cc)                            “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(dd)                          “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ee)                            “2007 Plan” means this 2007 Equity Incentive Plan.

(ff)                                “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the 2007 Plan, or issued pursuant to the early exercise of an Option.

(gg)                          “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(hh)                          “Retirement” means a Service Provider who retires from the Company on or after age sixty-two (62) and such Service Provider has at least five (5) years of service with the Company at the date of retirement; provided, that, the Administrator, notwithstanding the foregoing, has the discretion to determine when a Service Provider retires so long as such determination is not less favorable than provided for in the foregoing definition.

(ii)                                  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the 2007 Plan.

(jj)                                  “Section 16(b)”  means Section 16(b) of the Exchange Act.

(kk)                            “Service Provider” means an Employee, Director or Consultant.

(ll)                                  “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the 2007 Plan.

(mm)                      “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(nn)                          “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(oo)                          “Successor Corporation” has the meaning given to such term in Section 14(c) of the 2007 Plan.

2.                                       Purposes of the 2007 Plan.  The purposes of the 2007 Plan are:

•                                          to attract and retain the best available personnel for positions of substantial responsibility,

•                                          to provide incentives to individuals who perform services to the Company, and

•                                          to promote the success of the Company’s business.

The 2007 Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

3.                                       Stock Subject to the 2007 Plan.

(a)                                  Stock Subject to the 2007 Plan.  Subject to the provisions of Section 14 of the 2007 Plan, the maximum aggregate number of Shares that may be awarded and sold under the 2007 Plan is 6,000,000 Shares, plus any Shares subject to stock options or similar awards granted under the Company’s 2000 Stock Plan (the “2000 Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 2000 Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the 2007 Plan pursuant to such terminations, forfeitures and repurchases not to exceed 2,900,000.

Shares; provided, however, that the maximum number of Shares that may return to the 2007 Plan from cancelled awards under the 2007 Plan and the 2000 Plan pursuant to the option exchange program approved by the stockholders at the Company’s 2009 Annual Meeting of Stockholders (the “exchange program”) will be 2,900,000 Shares after taking into account the replacement awards granted pursuant to the Exchange Program.  The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)                                 Full Value Awards.  Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as 1.6 Shares for every one Share subject thereto.  Further, if Shares acquired pursuant to any such Award are forfeited to or repurchased by the Company and would otherwise return to the 2007 Plan pursuant to Section 3(c), 1.6 times the number of Shares so forfeited or repurchased will return to the 2007 Plan and will again become available for issuance.

(c)                                  Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the 2007 Plan (unless the 2007 Plan has terminated).  With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) shall cease to be available under the 2007 Plan.  However, Shares that have actually been issued under the 2007 Plan under any Award will not be returned to the 2007 Plan and will not become available for future distribution under the 2007 Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the 2007 Plan.  Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the 2007 Plan.  To the extent an Award under the 2007 Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the 2007 Plan.  Notwithstanding the foregoing and, subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the 2007 Plan under this Section 3(c).

(d)                                 Share Reserve.  The Company, during the term of this 2007 Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the 2007 Plan.

4.                                       Administration of the 2007 Plan.

(a)                                  Procedure.

(i)                                     Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the 2007 Plan.

(ii)                                  Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the 2007 Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)                               Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)                              Awards to Outside Directors.  Awards to Outside Directors granted hereunder will be granted only by the Compensation Committee of the Board, as such Compensation Committee is comprised from time to time, and such Awards will not be made by or subject to the approval of the Board as a whole or any other party.

(v)                                 Other Administration.  Other than as provided above, the 2007 Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)                                 Powers of the Administrator.  Subject to the provisions of the 2007 Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)                                     to determine the Fair Market Value;

(ii)                                  to select the Service Providers to whom Awards may be granted hereunder;

(iii)                               to determine the terms and conditions, not inconsistent with the terms of the 2007 Plan, of any Award granted hereunder; provided, however, that the number of Shares subject to Awards for which vesting may be accelerated by the Administrator, other than in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or Retirement, is limited to 5% of the aggregate number of Shares subject to the 2007 Plan;

(iv)                              to construe and interpret the terms of the 2007 Plan and Awards granted pursuant to the 2007 Plan;

(v)                                 to prescribe, amend and rescind rules and regulations relating to the 2007 Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vi)                              to modify or amend each Award (subject to Section 19(c) of the 2007 Plan); provided, however, that the number of Shares subject to Awards for which vesting may be accelerated by the Administrator, other than in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or Retirement, is limited to 5% of the aggregate number of Shares subject to the 2007 Plan;

(vii)                           to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(viii)                        to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(ix)                                to make all other determinations deemed necessary or advisable for administering the 2007 Plan.

(c)                                  Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.                                       Eligibility.  Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.                                       Stock Options.

(a)                                  Limitations.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)                                 Number of Shares.  The Administrator will have complete discretion to determine the number of Shares subject to Options granted to any Participant, provided that during any Fiscal Year, no Participant may be granted Options covering more than 1,000,000 Shares.  Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Options covering up to an additional 1,000,000 Shares.

(c)                                  Term of Option.  The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than seven (7) years from the date of grant thereof.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(d)                                 Option Exercise Price and Consideration.

(i)                                     Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than

100% of the Fair Market Value per Share on the date of grant.  In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.  Notwithstanding the foregoing provisions of this Section 6(d), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.  The exercise price for an Option may not be reduced without the consent of the Company’s stockholders.  This will include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, Stock Appreciation Right or other Award.

(ii)                                  Waiting Period and Exercise Dates.  Subject to sections 4(b)(iii) and (vi) of the 2007 Plan, at the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)                               Form of Consideration.  The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(e)                                  Exercise of Option.

(i)                                     Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the 2007 Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with all applicable withholding taxes).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the 2007 Plan.

(ii)                                  Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the 2007 Plan.  If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the 2007 Plan.

(iii)                               Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the 2007 Plan.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the 2007 Plan.

(iv)                              Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the 2007 Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the 2007 Plan.

(v)                                 Other Termination.  A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b).  Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.                                       Restricted Stock.

(a)                                  Grant of Restricted Stock.  Subject to the terms and provisions of the 2007 Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)                                 Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Notwithstanding the foregoing sentence, during any Fiscal Year no Participant may receive more than an aggregate of 200,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock.  Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)                                  Transferability.  Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)                                 Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)                                  Vesting Requirements.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the 2007 Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.  The restrictions will lapse at a rate determined by the Administrator; provided, however, that except as otherwise provided in Section 14(c), Shares of Restricted Stock (other than Restricted Stock granted pursuant to a stockholder approved exchange program) will not vest more rapidly than one-third (1/3rd) of the total number of Shares of Restricted Stock subject to an Award each year from the date of grant (or, with respect to an Award granted to a Participant in connection with or as part of his or her initial employment with the Company or any Parent or Subsidiary of the Company, the date a Participant commences employment the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months.  Subject to Sections 4(b)(iii) and (vi) and notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service, including, without limitation, due to death, Disability or Retirement.

(f)                                    Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)                                 Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)                                 Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and will be available for grant under the 2007 Plan.

8.                                       Restricted Stock Units.

(a)                                  Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator.  Notwithstanding anything to the contrary in this subsection (a), during any fiscal year of the Company, no Participant may receive more than an aggregate of 200,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.

(b)                                 Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant ; provided, however, that except as otherwise provided in Section 14(c), an Award of Restricted Stock Units (other than Restricted Stock Units granted pursuant to a stockholder approved exchange program) will not vest more rapidly than one-third (1/3rd) of the total number of Restricted Stock Units subject to an Award each year from the date of grant (or, with respect to an Award granted to a Participant in connection with or as part of his or her initial employment with the Company or any Parent or Subsidiary of the Company, the date a Participant commences employment the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months.  Subject to Sections 4(b)(iii) and (vi) and notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock Units upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service, including, without limitation, due to death, Disability or Retirement.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c)                                  Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)                                 Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement.  The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof.

(e)                                  Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.                                       Stock Appreciation Rights.

(a)                                  Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the 2007 Plan including, but not limited to, Sections 4(b)(iii) and (vi) of the 2007 Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)                                 Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant may be granted Stock Appreciation Rights covering more than 1,000,000 Shares.  Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares.

(c)                                  Exercise Price and Other Terms.  The Administrator, subject to the provisions of the 2007 Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the 2007 Plan, provided, however, that the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.  The exercise price for a Stock Appreciation Right may not be reduced without the consent of the Company’s stockholders.  This will include, without limitation, a repricing of the Stock Appreciation Right as well as an exchange program whereby the Participant agrees to cancel an existing Stock Appreciation Right in exchange for an Option, Stock Appreciation Right or other Award.

(d)                                 Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)                                  Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the 2007 Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant thereof.  Notwithstanding the foregoing, the rules of Section 6(e) also will apply to Stock Appreciation Rights.

(f)                                    Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)                                     The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)                                  The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.                                 Performance Units and Performance Shares.

(a)                                  Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, (i) no Participant may receive Performance Units having an initial value greater than $2,000,000, and (ii) no Participant may receive more than 200,000 Performance Shares.

Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 300,000 Performance Shares.

(b)                                 Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)                                  Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions; provided, however, that except as otherwise provided in Section 14(c), Performance Shares/Units (other than Performance Shares/Units granted pursuant to a stockholder approved exchange program) will not vest more rapidly than one-third (1/3rd) of the total number of Performance Shares/Units subject to an Award each year from the date of grant (or, with respect to an Award granted to a Participant in connection with or as part of his or her initial employment with the Company or any Parent or Subsidiary of the Company, the date a Participant commences employment the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months.  Subject to Sections 4(b)(iii) and (vi) and notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Performance Shares/Units in connection with a Change in Control or upon or in connection with a Participant’s termination of service, including, without limitation, due to death, Disability or Retirement.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(d)                                 Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)                                  Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market

Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)                                    Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the 2007 Plan.

11.                                 Performance Goals.  The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the 2007 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”).  Performance Goals may fall within one or more of the following categories:

(a)                                  Financial Measures.  Cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; or total return to stockholders.

(b)                                 Sales and Marketing Measures.  Number and/or type of design wins, unit, revenue or gross margin/gross profit goals by market or by customer.

(c)                                  Research and Development Goals.  Achievement of specific product design, specification or performance targets.

(d)                                 Production goals.  Achievement of specific unit, yield or cost reduction targets.

(e)                                  Hiring Goals.  Recruiting of specified personnel with valuable skills and/or experience.

Any Performance Goals may be used to measure the performance of the Company as a whole or one part of the Company’s business and may be measured relative to a peer group or to an index. The Performance Goals may differ from Participant to Participant and from Award to Award.  Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.  In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

12.                                 Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.                                 Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.                                 Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)                                  Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2007 Plan, shall adjust the number and class of Shares that may be delivered under the 2007 Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10.

(b)                                 Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)                                  Change in Control.  In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”).  In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.  In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to Outside Directors that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject thereto, including

Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15.                                 Tax Withholding

(a)                                  Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)                                 Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.  The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16.                                 No Effect on Employment or Service.  Neither the 2007 Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.                                 Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.                                 Term of 2007 Plan.  Subject to Section 22 of the 2007 Plan, the 2007 Plan will become effective upon its adoption by the Board.  It will continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the 2007 Plan.

19.                                 Amendment and Termination of the 2007 Plan.

(a)                                  Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the 2007 Plan.

(b)                                 Stockholder Approval.  The Company will obtain stockholder approval of any 2007 Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)                                  Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the 2007 Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the 2007 Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the 2007 Plan prior to the date of such termination.

20.                                 Conditions Upon Issuance of Shares.

(a)                                  Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                                 Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.                                 Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.                                 Stockholder Approval.  The 2007 Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the 2007 Plan is adopted.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

OMNIVISION TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
September 24, 2009

The stockholder(s) hereby appoint(s) Shaw Hong and Y. Vicky Chou, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Omnivision Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on September 24, 2009, at 4275 Burton Drive, Santa Clara, CA 95054, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2010, APPROVAL OF THE 2009 EMPLOYEE STOCK PURCHASE PLAN  APPROVAL OF THE STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES AND APPROVAL OF THE STOCK OPTION EXCHANGE PROGRAM FOR NAMED EXECUTIVE OFFICERS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
If you vote by the Internet or by phone, please DO NOT mail back this proxy card.

THANK YOU FOR YOUR VOTE!

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ATTN:  INVESTOR RELATIONS
4275 BURTON DRIVE
SANTA CLARA, CA 95054

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 23, 2009.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by OmniVision Technologies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE INSTRUCTIONS — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 23, 2009.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to OmniVision Technologies, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	OMNVS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.

OMNIVISION TECHNOLGIES, INC.	For All	Withhold All	For All Except

A. Proposal 1 — Election of Directors The Board of Directors recommends a vote FOR all listed nominees.

1. Election of Class III Directors:	☐	☐	☐

Nominees:
01) Joseph Jeng
02) Dwight Steffensen

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

B. Proposal 2 — Ratification of Independent Registered Public Accounting Firm The Board of Directors recommends a vote FOR Proposal 2.	For	Against	Abstain

2. Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2010.	☐	☐	☐

C. Proposal 3 — Approval of ESPP Plan. The Board of Directors recommends a vote FOR Proposal 3.	☐	☐	☐

3. Approval of the 2009 Employee Stock Purchase Plan and reservation of 2,500,000 shares for purchase thereunder.

D. Proposal 4 — Approval of the Stock Option Exchange Program for Employees. The Board of Directors recommends a vote FOR Proposal 4.	☐	☐	☐

4. Approval of the Company’s stock option exchange program for our employees.

E. Proposal 5 — Approval of the Stock Option Exchange Program for Named Executive Officers. The Board of Directors recommends a vote FOR Proposal 5.	☐	☐	☐

5. Approval of the Company’s stock option exchange program for our named executive officers.

Each joint owner should sign. Signatures should correspond with the names printed on this proxy card. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should give full title.

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof.

For address changes and/or comments, please check this box and write them on the reverse side where indicated.	☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date